AMENDED AND RESTATED
REVOLVING LINE OF CREDIT LOAN AGREEMENT
AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED REVOLVING LINE OF CREDIT LOAN AGREEMENT AND SECURITY AGREEMENT ("Agreement") is made as of February 22, 2008, by and among Varsity Group Inc., a Delaware corporation, Campus Outfitters Group, LLC, a Delaware limited liability company, VarsityBooks.com, LLC, a Delaware limited liability company and CollegeImpact.com, Inc., a Delaware corporation, all having an address at 2677 Prosperity Avenue, Fairfax, Virginia 20031 (collectively, the "Borrower"); and VGI FINANCIAL CORP., a Delaware corporation (as assignee of Bank of America, N.A., a national banking corporation), having an address at 2233 West Street, River Grove, Illinois 60171-1895.

RECITALS

A. The Borrower and Bank of America, N.A. (the "Initial Lender"), entered into that certain Revolving Line of Credit Loan Agreement and Security Agreement dated as of March 8, 2007 (as amended prior to the date hereof, the "Existing Loan Agreement").

B. Effective as of the Effective Date, the Initial Lender has sold and assigned to the Lender, and the Lender has purchased and assumed from the Initial Lender, all of the Initial Lender's interest in and to the Initial Lender's rights and obligations under the Existing Loan Agreement, and as a condition thereto, the Lender requires that the Borrower amend and restate the Existing Loan Agreement on the terms and conditions hereinafter set forth.

C. The Borrower is, and has been, in default under the terms and conditions of the Loan Documents, the declaration and notice of which by the Initial Lender is hereby acknowledged by the Borrower, as a result of the Borrower's failure to maintain the Minimum Tangible Net Worth required under Section 6.14 of the Existing Loan Agreement and this Agreement (the "Existing Event of Default"). As a result of such Existing Event of Default, the Lender has the right to declare all principal, interest and other amounts owing under the Loan Documents to be immediately due and payable. Except as expressly provided in Section 2.1(b) of this Agreement, Lender has not and is not presently waiving any rights or remedies in enforcing any or all of Borrower's obligations under any of the Loan Documents and any or all applicable provisions thereunder.

D. Except as expressly provided in Section 2.1(b) of this Agreement, the Borrower expressly acknowledges and agrees that, as of the date hereof, the Lender has not waived, modified or released, directly or indirectly, expressly or impliedly any or all of its rights or remedies to enforce the terms of the Loan Documents or to otherwise seek collection of all principal, interest and other amounts owing under the Loan Documents, with all such rights being expressly reserved. Except as expressly provided in Section 2.1(b) of this Agreement, nothing contained in this Agreement shall be deemed or construed to be a waiver, modification, release or forbearance of any kind or nature whatsoever with respect to amounts due under the Loan Documents or the rights and remedies available to the Lender, and all such rights in favor of the Lender are expressly preserved and shall be deemed unaffected, valid and subsisting rights notwithstanding the execution and delivery of this Agreement.

INITIAL ACKNOWLEDGMENTS AND AGREEMENTS

To further induce the Lender to enter into this Agreement, the Borrower covenants, represents and warrants to the Lender with the intent and understanding that the Lender is expressly relying thereon as a material inducement to enter into this Agreement, as follows:

      The Borrower consents and agrees to the actions requested of the Lender herein and acknowledges that the Loan is in default and is immediately due and payable in full without further demand;
      The terms of the Loan Documents, as amended herein, including, but not limited to, Borrower's obligations and liabilities under the Loan Documents and the validity and priority of the liens and security interests created thereby and hereunder, are hereby affirmed and ratified by the Borrower, and it is acknowledged and agreed that the same are in full force and effect and are unconditionally binding and enforceable against the Borrower, and all of them, as the case may be, in accordance with their respective terms;
      The Borrower does not possess any claims, defenses, offsets, recoupments or counterclaims of any kind or nature against the enforcement or validity of this Agreement, the Existing Loan Agreement, the Loan Documents, or any of the obligations set forth therein (collectively, the "Claims"), nor does the Borrower now have knowledge of any facts that would give rise to any Claims affecting, modifying or limiting the enforceability of same. In the event there now exists facts that would give rise to any Claims against or with respect to the enforcement of this Agreement, the Loan Documents or the Loans, the Borrower does hereby unconditionally, irrevocably and unequivocally waive and fully release any and all such Claims to the same extent as if such Claims were the subject of a lawsuit, adjudicated to a conclusion in favor of the Lender and dismissed therein with prejudice;
      To the best of the knowledge or information of the Borrower, the Lender has a first priority and superior security interest, which is validly perfected against all of the Lender's Collateral;
      The Borrower is unconditionally liable for all obligations, whether for principal, interest, costs, expenses or otherwise, under the applicable Loan Documents and does hereby ratify and affirm all of such obligations;
      Through and including February 22, 2008, there was due and owing under the Loan Agreement, in addition to interest which continues to accrue on a daily basis at the rates and in the manner set forth in the Revolving Note and this Agreement, and any and all other costs and expenses, incurred or to be incurred by the Lender in connection with this Agreement, the Loans and/or the Loan Documents, the following principal amount: $1,775,269.24.
      The Borrower fully and unequivocally consents and agrees that there is no obligation of the Lender to extend or renew any of the Loan Documents or this Agreement or to provide any further or additional financial accommodations of any kind or nature whatsoever, other than the Committed Advances, on the terms and subject to the conditions set forth herein;
      The Borrower, for itself, its heirs, legal representatives, beneficiaries, officers, directors, shareholders, employees, affiliates, predecessors, subsidiaries, members, managers, attorneys, agents, representatives, successors and assigns, and each of them, as the case may be, ("Releasors"), does hereby unconditionally, unequivocally and irrevocably remise, release and forever discharge the Lender, and its officers, directors, shareholders, employees, attorneys, agents, representatives, affiliates, parents, predecessors, successors and assigns (collectively, "Released Parties"), from and against all manners of action, causes of action, suits, debts, accounts, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, in law or in equity, whether presently known to Releasors or whether not known (collectively, the "Released Claims") including, but not limited to, all Released Claims arising out of, under, or relating to the Indebtedness, Loan Documents or the Lender's Collateral, which the Borrower now has or ever had, or can, shall or may have against Released Parties, upon or by reason of any manner, cause or thing whatsoever on or at any time prior to the date of these presents, it being the intention of the Borrower to reserve nothing whatsoever hereunder with respect to Released Parties and to assure Released Parties their peace and freedom from all Released Claims;
      The failure of the Lender to insist upon strict compliance with any of the terms, covenants, or conditions hereof or of one or more of the Loan Documents shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any time or times; and
      The invalidity or unenforceability of any provision in this Agreement or in one or more of the Loan Documents shall in no way affect the validity or enforceability of any other provision.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby further agree as follows:

  DEFINITIONS.
    Defined Terms. Certain capitalized terms not otherwise defined herein are used in this Agreement with the following meanings, unless the context otherwise requires:
      "Account" means a right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (iv) for use or hire of a vessel under a charter or other contract, (v) arising out of the use of a credit or charge card or information contained on or for use with the card.
      "Adjusted Collateral Value" means, for each type of BOA Investments in the BOA Collateral Accounts, the Investment Collateral Value for each type of BOA Investments in the BOA Collateral Accounts.
      "Advance" means an advance of funds under the Line of Credit, including the Outstanding Advance, Committed Advances and advances made on an uncommitted basis.
      "Affiliate" means, with respect to any specified Person, any other Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through ownership of common stock, by contract, or otherwise.
      "Aggregate Adjusted Collateral Value" means the aggregate of the Adjusted Collateral Values for the BOA Investments in the BOA Collateral Accounts.
      "Agreement" means this Amended and Restated Revolving Line of Credit Loan Agreement and Security Agreement, as the same may be amended, modified or supplemented from time to time.
      "Apparel Inventory" means that part of the Borrower's Inventory which is clothing for sale to the general public and which is not New Textbook Inventory, Used Textbook Inventory or On Campus Inventory.
      "Assignment" means a direct assignment of Payments under Government Contracts, pursuant to and in compliance with the Assignment of Claims Act.
      "Assignment of Claims Act" means Title 31, United States Code 3727, and Title 41, United States Code 15, as revised or amended, and any rules or regulations issued pursuant thereto, and also shall be deemed to include any other laws, rules or regulations governing the assignment of payments under Government Contracts or claims against a Government.
      "BOA Collateral Accounts" means one or more restricted deposit or investment accounts owned and established by Borrower with Bank of America, N.A. or Bank of America Securities, LLC, subject to control agreements in favor of and satisfactory to the Lender, in which shall be deposited and held the BOA Investments.
      "BOA Investments" means the cash, instruments, securities and other Investment Property now owned or hereafter acquired by Borrower from time to time and to be held in the BOA Collateral Accounts.
      "Borrower" means Varsity Group Inc., a Delaware corporation, Campus Outfitters Group, LLC, a Delaware limited liability company, VarsityBooks.com, LLC, a Delaware limited liability company, and CollegeImpact.com, Inc., a Delaware corporation and to each such Person or to all of them, as the context may require, and the representations and obligations hereunder of the Persons comprised by the term "Borrower" shall be joint and several. For purposes of testing compliance with the financial covenants hereinafter, the negative covenants hereinafter, and the unused fee provided hereinafter, financial information concerning the Borrower shall mean financial information for Varsity Group Inc., Campus Outfitters Group, LLC, VarsityBooks.com, LLC and CollegeImpact.com, Inc. stated on a consolidated basis.
      "Borrowing Base" means:
        Aggregate Adjusted Collateral Value; plus
        Seventy-five percent (75%) of Borrower's Eligible New Textbook Inventory; plus
        Fifty percent (50%) of Borrower's Eligible Used Textbook Inventory; plus
        Fifty percent (50%) of Borrower's Eligible On Campus Inventory; plus
        Fifty percent (50%) of Borrower's Eligible Apparel Inventory; plus
        Eighty percent (80%) of Borrower's Eligible Commercial Accounts.

      After calculating the portion of the Borrowing Base comprised of (a) the Aggregate Adjusted Collateral Value of the BOA Investments, (b) Eligible New Textbook Inventory, (c) Eligible Used Textbook Inventory, (d) Eligible On Campus Inventory, (e) Eligible Apparel Inventory and (f) Eligible Commercial Accounts, Lender shall deduct from such portion of the Borrowing Base such reserves as Lender may establish from time to time in its reasonable credit judgment, including without limitation, reserves for dilution, rent at leased locations subject to statutory or contractual landlord's liens, Inventory shrinkage, customs charges, warehousemen's or bailees' charges, and the amount of estimated maximum exposure, as determined by Lender from time to time, under any interest rate contracts which Borrower enters into with Lender (including interest rate swaps, caps, floors, options thereon, combinations thereof, or similar contracts).

      In addition, Lender may require modifications to the percentage rates of advance set forth above, based on the results of any field examination or audit of Borrower, as determined in Lender's sole and absolute discretion. In the absence of manifest error, Lender's determination of the amount of the Borrowing Base shall be conclusive.

      "Borrowing Base Certificate" means a certificate substantially in the form of Schedule 1.1(A) attached hereto and made a part hereof (or such subsequent form as the Lender shall require).
      "Borrowing Date" means the date on which an Advance is made.
      "Business Day" means any day that is not a Saturday, Sunday or banking holiday in the State of Illinois.
      "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.
      "Cash Collateral Account" means an account to be established by Lender in Borrower's name, with Bank of America, N.A., at Lender's sole discretion, for the purpose of receiving Payments, which shall constitute part of the Collateral unless and until disbursed to the Borrower or applied for the Borrower's account in accordance with this Agreement.
      "Code" means the Internal Revenue Code of the United States, as amended.
      "Collateral" means all of the following kinds of property now owned or hereafter acquired by the Borrower:
        Accounts;
        Chattel paper;
        Deposit accounts;.
        Documents;
        Equipment;
        Fixtures;
        General intangibles (including payment intangibles and software);
        Instruments;
        Inventory;
        Investment Property;
        Intellectual property;
        Money;
        Supporting obligations (including letter of credit rights);
        All books and records and computer hardware, software and systems;
        All policies of insurance and the proceeds thereof;
        All additions and accessions to and replacements of the collateral described above; and
        All products and proceeds of all of the collateral described above;

      provided, however, that notwithstanding any of the other provisions set forth in this definition or in Article 4 hereof, this Agreement shall not constitute a grant of a security interest in (i) any property to the extent that such grant of a security interest is prohibited by any requirements of law of a Government, (ii) more than 65% of the total outstanding voting capital stock of any foreign subsidiary of the Borrower, and (iii) cash held by the Borrower or any of its subsidiaries in connection with its role as a tuition payment and/or collection agent, to the extent that Borrower has no existing or future ownership interest in or entitlement to ownership in all or any part of such cash, and is holding such cash only as an agent for another Person. It is hereby understood and agreed that any property described in the preceding provision shall be excluded from the definition of "Collateral" and shall be referred to as the "Excluded Collateral".

      "Commercial Accounts" means all Accounts of Borrower due from Customers other than the Government.
      "Committed Advance Ending Date" means April 30, 2008.
      "Compliance Certificate" means a certificate substantially in the form of Schedule 1.1(B) attached hereto and made a part hereof.
      "Consolidated Debt" means with respect to Borrower and its subsidiaries on a consolidated basis, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
        all indebtedness of Borrower and its subsidiaries for borrowed money, whether current or long-term (including all amounts owing with respect to the Loan) and all obligations of Borrower and its subsidiaries evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
        all purchase money indebtedness of Borrower and its subsidiaries;
        the principal portion of all indebtedness under conditional sale or other title retention agreements relating to property purchased by Borrower and its subsidiaries (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);
        all obligations of Borrower and its subsidiaries arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;
        all indebtedness of Borrower and its subsidiaries in respect of the deferred purchase price of property or services, other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 120 days after the date on which such trade account payable was created, and;
        any indebtedness of Borrower and its subsidiaries under Capital Leases, sale and leaseback transactions, synthetic leases and securitization transactions;
        all obligations of Borrower and its subsidiaries to purchase, redeem, retire, defease or otherwise make any payment prior to the Ending Date in respect of any equity or ownership interests in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation value plus accrued and unpaid dividends;
        all Consolidated Debt of others secured by (or for which the holder of such Consolidated Debt has an existing right, contingent or otherwise, to be secured by) any Encumbrance on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;
        all guarantees with respect to Consolidated Debt of the types specified in clauses (1) through (8) above of another Person (other than Borrower and its subsidiaries); and

      For purposes hereof, the amount of any obligation arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments shall be the maximum amount available to be drawn thereunder.

      "Contra Account" means an Account due from an account debtor to which the Borrower owes money.
      "Customer" means any governmental entity (federal, state, county, municipal or otherwise) or business entity (corporation, association, partnership, limited liability company or partnership, sole proprietorship or otherwise) or individual to which Borrower provides goods or services for compensation.
      "Dividend" with respect to any Person means that such Person has declared or paid a dividend or returned any equity capital to its holders of its Equity Interests or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any shares of any class of its Equity Interests outstanding on or after the date hereof (or any options or warrants issued by such Person with respect to its Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the Equity Interests of such Person outstanding on or after the date hereof (or any options or warrants issued by such Person with respect to its Equity Interests) or, in any such case, entered into any transaction having a substantially similar effect. Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.
      "Eligible," when used to describe an Account, means that the Account conforms to the following criteria:
        the Account has been Billed;
        in the case of a Commercial Account or Government Account, less than ninety-one (91) days have passed from the original billing date;
        at the Lender's option, in the case of a Government Account, the Borrower has made an Assignment of all Payments due or to become due under the Government Contract giving rise to the Account;
        the Account arose from a bona fide sale of goods or services to a Customer; the goods or services have been delivered or provided to the Customer; the Borrower possesses receipts from the Customer acknowledging delivery of the goods or performance of the services; and Customer has not returned or rejected the goods or services;
        the Account is based upon an enforceable written order or contract for goods or services;
        the Borrower's title to the Account is absolute and is not subject to any prior assignment, claim, escrow agreement or amendment; lien or security interest, and the Borrower otherwise has the full and unqualified right and power to assign and grant a security interest in the Account to the Lender;
        the amount shown on the books of the Borrower and on any invoice, certificate, schedule or statement delivered to the Lender regarding the amount due on the Account is due and owing to the Borrower;
        the Account is not subject to any claim of reduction, counterclaim, set-off, recoupment or other defense in law or equity, or any claim for credits, allowances or adjustments by the Customer because of returned, inferior or damaged goods, unsatisfactory services or for any other reason, or any claim by a Customer against a warranty provided by Borrower for an Account arising from the sale of goods or services to a Customer;
        the Customer has not notified the Borrower of any dispute concerning any of the goods or services giving rise to the Account, nor made claim that the goods or services fail to conform to the requirements of the Customer's order or contract, nor notified the Borrower to cure any default under the Customer's order or contract;
        the Account does not arise out of a Customer's contract or order that by its terms forbids or makes void or unenforceable the Borrower's assignment of the Account to the Lender;
        the Borrower has not received any note, trade acceptance draft or other instrument tendered in payment of the Account;
        the Borrower has not received any notice of the death of the Customer or any partner in a Customer that is a partnership (where the death of such partner would result in dissolution or termination of such Customer); nor has Borrower received any notice of dissolution, termination of existence, insolvency, business failure, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Customer;
        the Customer is not incorporated in any jurisdiction outside the United States and is not conducting its business primarily outside the United States;
        Borrower is not indebted in any manner to the Customer;
        no bond has been issued or is contemplated with respect to the goods or services furnished by the Borrower or with respect to the project or contract for which those goods or services were furnished, unless otherwise agreed to in advance, in writing by Lender, as determined by Lender in its sole and absolute discretion; and
        the Account is not an Ineligible Account; and

      when used to describe Inventory, shall mean the cost of the Borrower's Inventory, less such part of the Inventory that the Lender determines to be ineligible, and less a reserve for obsolescence to be determined by the Lender. Ineligible Inventory shall include, but shall not be limited to, work-in-process, Inventory on consignment and any other Inventory that the Lender believes should not be considered eligible, either because of doubtful value or because the Lender believes there would be practical difficulties in realizing on the Inventory.

      In the event of any dispute, under the foregoing criteria, as to whether an Account or Inventory is, or has ceased to be, an Eligible Account or Eligible Inventory, the Lender's decision shall control.

      "Encumbrance" means any mortgage, pledge, deed of trust, collateral assignment, security interest, hypothecation, lien or charge of any kind (including any conditional sale or other title retention agreement, any Capital Lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement or authorization to give or file, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction). It is understood and agreed by the parties hereto that the Borrower and its subsidiaries may, as part of their businesses, grant licenses to Persons to use Intellectual Property owned or developed by, or licensed to, the Borrower or its subsidiaries. For purposes of this Agreement, such licensing activity shall not constitute an "Encumbrance" under this Agreement against such Intellectual Property.
      "Effective Date" means February 25, 2008.
      "Ending Date" means May 30, 2008.
      "Environmental Laws" mean all laws relating to Hazardous Wastes, Toxic Substances or materials that might be emitted, released or discharged into the environment or other laws or regulations protecting the environment.
      "Equity Interests" means (i) in the case of a corporation, corporate stock, (ii) in the case of a limited liability company, association or business entity, any and all shares, interests, participations, ownership or voting rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, in each case regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.
      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.
      "ERISA Affiliate" means an entity, whether or not incorporated, which is under common control with the Borrower or any of its subsidiaries within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower or any of its subsidiaries and which is treated as a single employer under Sections 414(b), (c), (m), or (o) of the Code.
      "Event of Default" means any one of the events specified as an "Event of Default" under this Agreement.
      "GAAP" means generally accepted accounting principles in the United States of America, consistently applied.
      "GAAS" means generally accepted auditing standards in the United States of America.
      "Governance Documents" means the Borrower's Articles or Certificate of Incorporation and Bylaws or other documents or agreements affecting the Borrower's corporate governance if Borrower is a corporation, or the Borrower's Articles of Organization and Operating Agreement or other documents or agreements affecting the Borrower's limited liability company governance if Borrower is a limited liability company.
      "Government" means the government of the United States of America or the departments or agencies of the United States, but does not include the government of any state or the District of Columbia or any departments or agencies of any state or of the District of Columbia.
      "Government Accounts" means all Accounts of Borrower arising out of any Government Contract.
      "Government Contracts" means all contracts of Borrower with a Government, including all renewals, extensions, modifications, change orders and amendments thereof and thereto.
      "Hazardous Wastes" mean all waste materials subject to regulation under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., or applicable state law and any other applicable federal, state or local laws and their regulations now in force or hereafter enacted relating to hazardous wastes.
      "Ineligible Accounts" shall include the following Accounts:
        Accounts that do not conform with the criteria set forth for Eligible Accounts;
        An Account owing by any account debtor for which the Lender has deemed fifty percent (50%) or more of the account debtor's other Accounts to be non-Eligible; however, for purposes of this category of Ineligible Accounts, each Government Contract shall be treated as an individual Customer;
        Government Accounts arising under Government Contracts which contain an express prohibition against assignment of the Borrower's rights to Payment;
        The last payment due on a Government Account, unless such Government Account arises from a Government Contract which is a "fixed price contract" (as defined in the Federal Acquisition Regulations) which does not include any provision for progress payments, incentive arrangements or price redetermination;
        Contra Accounts;
        Any Accounts owing by Customers purchasing goods or services from the Borrower for such Customer's personal, family or household use, or otherwise constituting an Account arising from the sale of Consumer Goods (as such term is defined in the UCC); or Accounts constituting credit card purchases or which otherwise arise from obligations of individuals to pay for such goods or services;
        Accounts receivable from Affiliates or subsidiaries of the Borrower;
        Unbilled Accounts, including, but not limited to, progress payments, retainages, milestones and final payments; or
        Any Account deemed by the Lender, in the exercise of its sole and absolute discretion, to be an Ineligible Account because of uncertainty as to the creditworthiness of the Customer or because the Lender otherwise considers the collateral value thereof to the Lender to be impaired or its ability to realize such value to be insecure.
      "Initial Cash Flow Projections" means the Cash Flow Projections for the Borrower attached hereto as Schedule 1.1(C) and made a part hereof.
      "Initial TNW Amount" means the Tangible Net Worth of Borrower as of December 31, 2006, as set forth in the PWC Audit, less Five Hundred Thousand and 00/100 Dollars ($500,000.00).
      "Intellectual Property" shall mean all patents, licenses, trade names, trademarks, copyrights, inventions, service marks, trademark registrations, service mark registrations and copyright registrations, whether domestic or foreign and applications for any of the foregoing, and all proprietary technology, know-how, trade secrets or other intellectual property rights owned or used by the Borrower or any subsidiary in the operation of their respective businesses.
      "Inventory" means the New Textbook Inventory, Used Textbook Inventory, On Campus Inventory, Apparel Inventory and all other inventory of Borrower, as such term is defined in the UCC.
      "Investment Collateral Value" means the value for each type of BOA Investments in the BOA Collateral Accounts which shall be determined at any given time as follows:
        If checking, savings, money market or other deposit accounts, the Investment Collateral Value shall be the daily balance on deposit with respect to each of such accounts as stated in a statement or certificate issued by Bank of America, N.A. for the day on which such valuation is requested.
        If government or agency obligations or bonds, the Investment Collateral Value shall be determined from the most recent closing bid price for such bonds obtained from the Wall Street Journal. If such closing bid price is not available in the Wall Street Journal, the Investment Collateral Value shall be the value quoted to Lender by a reputable brokerage firm selected by Lender. If no such quote is available, the value will be determined by Lender in its sole discretion.

      The Investment Collateral Value of stock, mutual funds (other than money market funds accounts referenced in item 1 above) and corporate bonds shall conclusively be deemed to be $0 for purposes of this Agreement. The foregoing reduction in Investment Collateral Value shall not affect the Lender's continuing lien and security interest in such Collateral established by the Loan Documents.

      In addition, notwithstanding the foregoing, the Investment Property and any checking, savings, money market or other deposit accounts shall be deemed to not have any Investment Collateral Value hereunder unless it is subject to a perfected first priority security interest in favor of Lender.

      Furthermore, to the extent that Borrower has not (i) delivered any Collateral consisting of certificated securities or instruments into the possession of Lender, (ii) obtained the written agreement of any bailee or securities intermediary in form and substance satisfactory to Lender with respect to any Collateral, or (iii) taken any other action required by Lender with respect to the Collateral, Lender, in its sole discretion, may exclude from the calculations of this Agreement, the Investment Collateral Value of any such Collateral until Borrower has complied with such requirement to the sole satisfaction of Lender.

      "Investment Property" means a security, whether certificated or uncertificated, security entitlement, securities account, commodity contract, or commodity account, and as such term is further defined under the UCC.
      "Item" means any "item" as defined in Section 4-104 of the Uniform Commercial Code, to include, without exclusion or limitation, checks, drafts, money orders or other media by which Payment may be made.
      "Lender" means VGI Financial Corp., a Delaware corporation, and its successors and assigns.
      "Line of Credit" has the meaning provided in Section 2.1.
      "Line of Credit Amount" has the meaning provided in Section 2.1.
      "Loan" means the Advances made under the Line of Credit.
      "Loan Documents" mean this Agreement, the Revolving Note or any other document executed by the Borrower or any other Person evidencing, securing, guaranteeing or relating to the Loan or other Obligations, as such documents or instruments may be amended, modified or extended from time to time.
      "Material Adverse Effect" has the meaning provided in the Merger Agreement.
      "Merger" has the meaning provided in the Merger Agreement.
      "Merger Agreement" means that certain Plan and Agreement of Merger dated February 22, 2008 by and among Varsity Group Inc., a Delaware corporation, VGI Holdings Corp., a Delaware corporation and VGI Acquisition Corp., a Delaware corporation.
      "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.
      "Multiple Employer Plan" means a Plan which the Borrower or any of its subsidiaries or any ERISA Affiliate and at least one employer other than the Borrower or any of its subsidiaries or any ERISA Affiliate are contributing sponsors.
      "New Textbook Inventory" means that part of the Borrower's Inventory which is textbooks available for sale to the general public that is comprised of new textbooks and is not Used Textbook Inventory, On Campus Inventory or Apparel Inventory, which for avoidance of doubt, the Borrower must hold legal title to.
      "Obligations" means (i) all debts, obligations or liabilities owing by the Borrower to the Lender, now or hereafter existing or incurred whether absolute or contingent, of every kind and description, whether or not evidenced by notes or other instruments, and whether or not such debts, obligations or liabilities are direct or indirect, fixed or contingent, liquidated or unliquidated including, without limitation, those arising under the Existing Loan Agreement, that certain Revolving Note dated March 8, 2007 payable to the Initial Lender and assigned to the Lender, this Agreement, the Revolving Note, and all other instruments, documents and agreements of every kind and nature now or hereafter executed in connection with the Existing Loan Agreement, that certain Revolving Note dated March 8, 2007 payable to the Initial Lender and assigned to the Lender, this Agreement or the Revolving Note (including all renewals, increases, extensions, restatements and replacements thereof and amendments and modifications of any of the foregoing), (ii) all costs, attorneys' fees and expenses incurred by Lender in connection with the collection or enforcement of any of the above. For the avoidance of doubt, the Warrant issued to Lender in connection herewith is not an "Obligation."
      "Offer" has the meaning provided in the Merger Agreement.
      "On Campus Inventory" means that part of the Borrower's Inventory which is for sale to the student population at colleges and universities in the United States of America which is not New Textbook Inventory, Used Textbook Inventory or Apparel Inventory.
      "Operating Account" means a demand deposit account established by the Borrower with Bank of America, N.A. that is subject to an account control agreement in favor of and satisfactory to the Lender, for the Borrower's use in connection with its business operations and with the Line of Credit.
      "Outstanding Advances" means the Advances outstanding on the Effective Date that were made to Borrower by Initial Lender, being $1,775,269.24 in principal amount, with $5,825.68 of accrued interest thereon through February 22, 2008, with a per diem of $268.39 through the Effective Date, if later.
      "Payment" or "Payments" means any check, draft, cash or any other remittance or credit in payment or on account of any or all of the Accounts of Borrower.
      "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.
      "Person" means any individual, partnership, association, trust, corporation, limited liability company or partnership, or other entity.
      "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which the Borrower or any of its subsidiaries or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.
      "Prime Rate" means the annual rate of interest identified as the "prime rate" in the "Money Rates" column published in the Wall Street Journal. If the published prime rate is expressed on the applicable date as a range, the prime rate for purposes of this Agreement shall be the average between the high and low of that range. If the Wall Street Journal ceases to publish a prime rate, Lender may substitute another publication publishing the "Prime Rate", as the source of the "Prime Rate" for purposes of this Agreement. In the event that "Prime Rates" are no longer generally published, then the final published Prime Rate shall remain the "Prime Rate" hereunder for the balance of the term of this Agreement. Any change in the Prime Rate shall become effective, without prior notice to the Borrower, automatically as of the date of such change in the Prime Rate..
      "PWC Audit" means that certain financial audit of the consolidated financial statements of Varsity Group Inc. and its subsidiaries for the year ending December 31, 2006, performed by PricewaterhouseCoopers LLP and reflecting the consolidated financial condition of Varsity Group Inc. and its subsidiaries, in accordance with GAAP, such audit to have been performed in accordance with GAAS.
      "Request for Advance" means a certificate substantially in the form of Schedule 1.1(D) attached hereto and made a part hereof.
      "Reportable Event" means a "reportable event" as defined in Section 4043 of ERISA with respect to which the notice requirements to the PBGC have not been waived.
      "Revolving Note" means the Borrower's amended and restated promissory note, of even date, in the amount of Five Million and 00/100 Dollars ($5,000,000.00), payable to the order of the Lender, and evidencing Borrower's obligation to repay the Advances.
      "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.
      "Tangible Net Worth" means the value of Borrower's total assets (including leaseholds and leasehold improvements and reserves against assets, but excluding goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from Affiliates, officers, directors, employees, shareholders, members and managers of Borrower) less total liabilities, including but not limited to accrued and deferred income taxes.
      "Termination Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal of the Borrower or any of its subsidiaries or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of the Borrower or any of its subsidiaries or any ERISA Affiliate from a Multiemployer Plan.
      "Toxic Substances" mean any materials which have been shown to have significant adverse effects on human health or which are subject to regulation under the Toxic Substances Control Act, 15 U.S.C. 2601 et seq., applicable state law, or any other applicable federal, state or local laws now in force or hereafter enacted relating to toxic substances. "Toxic Substances" includes, but is not limited to, asbestos, polychlorinated biphenyls (PCBs), petroleum products, and lead-based paints.
      "UCC" means the Uniform Commercial Code in the state(s) as set forth in Section 1.4 of this Agreement.
      "Used Textbook Inventory" means that part of the Borrower's Inventory which is textbooks, which is available for sale to the general public in the ordinary course of Borrower's business, and that is not New Textbook Inventory, On Campus Inventory or Apparel Inventory.
    Accounting Terms. Accounting terms used in this Agreement but not defined in this Agreement shall have the meanings given to them in accordance with GAAP in effect as of the date of this Agreement and as modified from time to time. Except as otherwise provided in this Agreement, all financial computations made pursuant to this Agreement and all financial reports provided to the Lender shall be made in accordance with GAAP, consistently applied. Except as otherwise provided in this Agreement, whenever this Agreement refers to a balance sheet, financial statement or the information contained in a balance sheet or other financial statement, the Agreement shall be construed to refer to the most recent consolidated balance sheet or other financial statement that Borrower has provided to the Lender.
    Use of Defined Terms. All terms defined in this Agreement shall have the same defined meanings when used in any certificate, report or other document made or delivered in connection with this Agreement, unless otherwise set forth therein.
    UCC Terms. Terms that incorporate definitions provided in the Uniform Commercial Code shall have such meanings as are mandated by the Uniform Commercial Code of the state or states applicable for the determination of such meanings. Terms not otherwise defined herein and not incorporating a definition under the Uniform Commercial Code of any particular state, but which are defined in the Uniform Commercial Code as adopted by the State of Illinois, shall have the meanings ascribed to them under the Uniform Commercial Code as adopted by the State of Illinois.
  LOAN.
    Revolving Line of Credit.
      Line of Credit The Lender hereby establishes a line of credit (the "Line of Credit") in favor of the Borrower pursuant to which the Lender may, in its sole and absolute discretion, and subject to the other terms and conditions of this Agreement, make Advances to the Borrower from time to time to and including the Ending Date, unless the Lender, in its sole and absolute discretion, sooner notifies the Borrower of the termination of the Line of Credit. The aggregate principal amount of all Advances at any one time outstanding shall not exceed the least of (i) $5,000,000, (ii) the Borrowing Base and (iii) such reduced amount as may be fixed by the Lender by written notice to the Borrower of not less than $4,000,000 (the "Line of Credit Amount"). Subject to the foregoing and to the other terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow from the Lender the Advances.
      Committed Advances; Forbearance.
        Notwithstanding the foregoing, subject to the terms and conditions of this Agreement, the Lender hereby agrees to make Advances (the "Committed Advances") to Borrower under the Line of Credit from time to time to and including the Committed Advance Ending Date in an aggregate principal amount at any one time outstanding not to exceed $2,000,000; provided, however, that (i) for the period beginning on the Effective Date and ending on February 21, 2008, Lender shall only be obligated to make Advances in an amount up to the limit for such period set forth in Schedule 2.1, (ii) for each bi-monthly period thereafter, Lender shall only be obligated to make Advances in an amount up to the limits set forth for such period in Schedule 2.1 (clauses (i) and (ii) constituting the "Committed Amount") and (iii) at no time shall Lender be obligated to make an Advance if the aggregate of all outstanding Advances would exceed the Borrowing Base. It is understood that (A) such amount shall be in addition to the amount of the Outstanding Advances, (B) all Advances made on or after the Effective Date shall constitute Committed Advances in satisfaction of Lender's commitment under this Section 2.1(b) and (C) Lender may satisfy its obligation to make Committed Advances by releasing cash from the BOA Collateral Account in the amount of the required Advance, such release constituting an Advance hereunder.
        Lender hereby agrees that, during the period beginning on the date hereof and ending on May 30, 2008 (the "Forbearance Period"), Lender shall not exercise or enforce any of its rights or remedies under the Agreement, or under any of the other Loan Documents, in connection with the Existing Event of Default, other than with respect to releases or other disbursements to Borrower from the BOA Collateral Account, which Lender may do at any time. Without limiting the generality of the foregoing, the Lender agrees that during the Forbearance Period it will forbear from exercising any legal or equitable rights or remedies they may have against any of the Collateral (other than the BOA Collateral Account), including, but not limited to, any rights of set off with respect to any funds in their possession. Notwithstanding the foregoing, the Forbearance Period shall terminate and the Lender shall immediately be entitled to exercise its legal and equitable rights and remedies under this Agreement and the other Loan Documents upon the occurrence of any Event of Default other than the Existing Event of Default.
    EXCEPT FOR THE COMMITTED ADVANCES, THIS AGREEMENT IS NOT, NOR SHALL IT BE DEEMED TO CONSTITUTE, A COMMITMENT ON THE PART OF LENDER TO MAKE ANY EXTENSION OF CREDIT TO OR FOR ACCOUNT OF BORROWER AND MAY NOT BE RELIED UPON BY IT FOR FINANCING.
    Mandatory Prepayments. If the principal of all outstanding Advances at any time exceeds the Line of Credit Amount, then Borrower shall make an immediate payment in an amount sufficient that the principal of all outstanding Advances will no longer exceed the Line of Credit Amount.
    Records and Notes Evidencing Advances. The Lender will record all Advances made pursuant to this Agreement and all payments of principal and interest in its records, which records will be conclusive absent manifest error. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Advances. Instead of or in addition to such records, the Advances may be evidenced by the Revolving Note, which will be payable on the Ending Date or such earlier date as the Lender may require.
    Advances. The Advance shall be denominated in U.S. Dollars. Each Committed Advance and each other Advance made by the Lender in its sole and absolute discretion will be made in immediately available funds.
    Election to Make Advances. The Borrower agrees that its compliance with and its performance of the provisions of this Agreement do not obligate the Lender to make any Advances and that the Lender may make any Advance in its sole and absolute discretion, except as provided in Section 2.1(b).
    Procedure for Advances.
      Each Advance shall be made upon the Borrower's irrevocable written notice delivered to the Lender in the form of a Request for Advance attached hereto as Schedule 1.1(D) which notice must be received by the Lender prior to 11 a.m. (Chicago time) three (3) Business Days prior to the requested borrowing date, specifying: (A) the amount of the borrowing, which, unless otherwise agreed by Lender, shall be in an aggregate minimum amount of $25,000 or any multiple of $10,000 in excess thereof and (B) the requested borrowing date, which shall be a Business Day.
      The Lender may honor telephone instructions for Advances or payments given, or purported to be given, by any one of the individuals authorized to sign loan agreements on behalf of the Borrower, or any other individual designated by any one of such authorized signers.
      Advances will be deposited in the Borrower's Operating Account or the Cash Collateral Account, at the sole Lender's discretion.
      At the request of the Lender, the Borrower will promptly provide written confirmation to the Lender of any telephone instructions. If there is a discrepancy and the Lender has already acted on the telephone instructions, the telephone instructions will prevail over the written confirmation.
      The Borrower indemnifies and shall defend and hold the Lender (including its officers, employees, and agents) harmless from all liability, loss, and costs in connection with or resulting from telephone instructions it reasonably believes are made by any individual authorized by the Borrower to give such instructions. This indemnity and defense obligation will survive this Agreement.
    Repayment Terms.
      Interest. Unless otherwise specified herein, the Borrower shall pay interest on the unpaid principal amount of each Advance from the date of the Advance until paid in full on the Ending Date or such earlier date as may be required under this Agreement at a rate per annum equal to the Prime Rate plus 3%. All interest will be computed on the basis of a 360-day year, based on the actual number of days elapsed. Notwithstanding the foregoing, prior to the effective date the interest shall have accrued at the rates provided in the Existing Loan Agreement and the revolving note issued thereunder.
      Principal. Unless otherwise required or permitted to be paid sooner pursuant to the provisions hereof, the Borrower will repay in full all principal and any unpaid interest or other charges outstanding under this Agreement no later than the Ending Date.
      Default Rate. After demand, while an Event of Default is continuing, or in the event any amounts are unpaid after the Ending Date, the unpaid principal balance of the Advances will bear interest at a rate per annum which is 2% percent higher than the rate of interest otherwise provided under this Agreement (the "Default Rate"). The Borrower acknowledges that the Default Rate shall be in effect immediately as a result of the Existing Event of Default.
      Place of Payment. Each payment by the Borrower will be made without set-off or counterclaim in U.S. Dollars in immediately available funds no later than 12:00 noon, Chicago time, on the dates called for under this Agreement per wire instructions set forth on Schedule 2.8. Funds received on any day after such time will be deemed to have been received on the next Business Day. Whenever any payment to be made under this Agreement is stated to be due on a day which is not a Business Day, such payment will be made on the next succeeding Business Day and such extension of time will be included in the computation of any interest
    Use of Proceeds. The proceeds of any Advance shall be used for working capital, and for no other purposes. Without limiting the foregoing, the proceeds of any Advance shall be used to make payments in accordance with the Initial Cash Flow Projections, and for such other purposes as the Lender consents.
    Line of Credit Fee. In consideration of the Lender entering into this Agreement, Borrower promises to pay Lender a loan administration and collateral monitoring fee in the amount of $5,000 per month. This fee is in addition to interest payable on the Advances on the Ending Date or such earlier date as may be required under this Agreement.
  CONDITIONS PRECEDENT TO LOAN.
    Conditions Precedent to Initial Advance. Prior to Lender's purchase of the Existing Loan, and as a condition to Lender's obligation to make the initial Committed Advance, the Borrower shall satisfy all of the following conditions, in the Lender's sole judgment,:
      Representations and Warranties; Compliance. All representations and warranties made by Borrower in or in connection with this Agreement or any of the other Loan Documents or otherwise made in writing in connection with this Agreement shall be true and correct in all material respects on the Effective Date, and the Borrower shall have performed all of the promises or undertakings under this Agreement and satisfied all of the conditions of this Agreement that the Borrower was required to perform or to satisfy as of the Effective Date.
      Documents Concerning the Borrower. If Borrower is a corporation, Borrower shall deliver to the Lender copies of all documents requested by the Lender, including a complete, correct and current copy of the Borrower's Articles of Incorporation, certified by the Secretary of State of the Borrower's state of incorporation; a complete, correct and current copy of its Bylaws, certified by Borrower's corporate secretary; a complete, correct and current copy of all resolutions of Borrower's Board of Directors authorizing the execution, delivery and performance of this Agreement and of the other Loan Documents, certified by Borrower's corporate secretary; and appropriate certificates of incumbency for those officers of Borrower executing this Agreement or any of the other Loan Documents, certified by Borrower's corporate secretary and president. If Borrower is a limited liability company, Borrower shall deliver to the Lender copies of all documents requested by the Lender, including a complete, correct and current copy of the Borrower's Articles of Organization, certified by the Secretary of State of the Borrower's state of formation/organization; a complete, correct and current copy of its Operating Agreement, certified by Borrower's manager or managing member; a complete, correct and current copy of all resolutions of Borrower's members and managers authorizing the execution, delivery and performance of this Agreement and of the other Loan Documents, certified by Borrower's manager or managing member. In addition, the following documents and materials shall have been delivered to the Lender, and must be satisfactory to the Lender in form and substance:
        all supporting documentation with regard to the Borrower and the Loan as the Lender may require;
        Borrower's Initial Cash Flow Projections;
        such additional information, opinions, certificates, reports and documents relating to the Borrower or the Collateral as the Lender may deem necessary; and
        such lien releases, termination statements or assignments as Lender may deem necessary to remove, or assign to Lender, any Encumbrances on the Collateral.
      Executed Notes and Loan Documents. Borrower shall deliver to the Lender, fully executed: this Agreement, the Revolving Note, UCC-3 Financing Statement Amendments and such other documents, instruments and certificates as the Lender may reasonably require, in form and substance satisfactory to the Lender. All taxes, fees and charges with respect to the preparation, filing and recording of the Loan Documents shall have been paid by Borrower.
      Landlord and Mortgagee Waivers. Borrower shall have used its best efforts to obtain and deliver to Lender as soon as possible, such landlord and mortgagee waivers as Lender shall request with respect to any of the Borrower's landlords or mortgagees which could claim an interest in any Collateral as a remedy for a default under any lease, mortgage or deed of trust; provided however, that in any event, each such landlord and mortgagee for which a waiver has been required by Lender (the required waivers being from landlords of the real property leased by Borrower and having the following addresses: (1) 8284 Center Run Drive, Suite B, Indianapolis, Indiana, and (2) 5107-A, 5107-D and 5127 Berwyn Road, College Park, Maryland), shall have executed and delivered to Lender waivers in form and substance satisfactory to Lender prior to the Effective Date.
      Warehouseman and Bailee Waivers. Borrower shall use its best efforts to obtain and deliver to Lender as soon as possible, such warehouseman and bailee waivers as Lender shall request, in form and substance satisfactory to Lender, with respect to any bailees, warehouse operators or other Persons which could claim an interest in any Collateral as a remedy for a default under any lease, fulfillment arrangement or storage agreement or other agreement, or as a result of maintaining possession of any property of Borrower; provided however, that in any event, each such bailee, warehouse operator or other Person for which a waiver has been required by Lender (the required waivers being from the warehousemen holding Borrower's property at 1160 Trademark Drive, Reno, Nevada), shall have executed and delivered to Lender waivers in form and substance satisfactory to Lender with 60 days of the Effective Date.
      Financing Statements and Control Agreements. All financing statements and control agreements deemed necessary by the Lender to perfect its security interest in the Collateral or any other collateral or property securing the Loan.
      Operating Account. The Borrower shall have established and maintain at all times its primary Operating Account with Bank of America, N.A., and the Borrower shall have delivered to Lender a Control Agreement, signed by the Borrower and Bank of America, N.A., under which Bank of America, N.A. shall agree to comply with all notifications originated by the Lender that Bank of America, N.A. receives directing disposition of the funds in the Operating Account without further consent by the Borrower and under which Bank of America, N.A. subordinates to the Lender any security interest, lien or right of setoff that Bank of America, N.A. may now or hereafter have against the Operating Account or property in the account (except Bank of America, N.A.'s lien for normal fees).
      Compliance with Covenants. Borrower shall establish to Lender's satisfaction that, immediately after giving effect to the proposed Advance, Borrower would be in compliance with Borrower's financial covenants in section 6.14 of this Agreement (other than with respect to the Existing Event of Default).
      Borrowing Base Certificate. Borrower shall deliver to the Lender a Borrowing Base Certificate stating the Borrowing Base as of January 31, 2008 with supporting schedules attached thereto, including without limitation, current accounts receivable and accounts payable reports.
    Future Advances. Prior to requesting any Advance subsequent to the Effective Date, and as a condition to the Lender's obligation to make any additional Committed Advance, Borrower shall satisfy each of the following conditions:
      Conditions of First Advance Remain Satisfied. The Lender shall have determined, in its sole judgment, that the conditions precedent to the first Advance are satisfied as of the Borrowing Date for the subsequent Advance; the Loan Documents shall remain in full force and effect; and neither the Borrower nor any Person providing Collateral or a guaranty shall have purported to terminate any of the Loan Documents or notified Lender of an intention not to perform under any applicable Loan Document;
      Borrowing Base Certificates. Until February 25, 2008, Lender shall rely on the Borrowing Base Certificate to be provided by Borrower which shall provide Borrowing Base and other financial information for Borrower as of January 31, 2008, along with the supporting schedules thereto. Commencing with the Borrowing Base Certificate due under this Agreement on or before February 25, 2008 stating the Borrowing Base as of February 22, 2008, and continuing with each Borrowing Base due thereafter, prior to an Advance, the Lender shall have timely received such Borrowing Base Certificate, executed by a duly authorized officer of the Borrower with supporting updated schedules attached thereto.
      Bank Statement. The Lender shall have timely received a bank statement for all Deposit Accounts as requested from Lender, including but not limited to a statement as of the date of any Request for Advance.
      Cash Flow Projections.
        For all periods prior to such date, Borrower's operations shall have generated cash flow from operations equal to or in excess of the levels set forth in the Initial Cash Flow Projections.
        The Lender shall have timely received all Cash Flow Projections and variance reports required under section 6.11(f).
      Representations and Warranties. All representations and warranties contained herein shall be true and correct in all material respects at the date of such disbursement;
      No Material Adverse Change. The Lender shall have determined, in its sole discretion, that no Material Adverse Effect has occurred; and
      No Default. No Event of Default has occurred and remains uncured, and no default or event has occurred or circumstance exists which, with the passage of time or the giving of notice, or both, would constitute an Event of Default.
    Lender's Right To Rely On Communications. The Borrower authorizes the Lender to accept, rely upon, act upon and comply with, any verbal or written instructions, requests, confirmations and orders of any employee or agent of the Borrower. The Borrower acknowledges that the transmission between the Borrower and the Lender of any such instructions, requests, confirmations and orders involves the possibility of errors, omissions, mistakes and discrepancies. The Borrower hereby assumes all risk of loss arising out of: (i) the Lender's acceptance, reliance on, compliance with or observation of any such instructions, requests, confirmations or orders that Lender, in good faith, believes are genuine; and (ii) any such errors, omissions, mistakes and discrepancies, except those caused by the Lender's gross negligence or willful misconduct. Borrower agrees to indemnify Lender and to hold Lender harmless for and from all claims, demands, suits, actions, judgments, decrees, losses or damages, including attorneys fees and expenses, that Lender may incur as a result of the foregoing events or occurrences for which the Borrower has assumed the risk of loss.
  SECURITY.
    Grant of Security Interest. As security for (i) the payment of the Loan, and any other extensions of credit, loans, interest, costs or other financial accommodations made under the Existing Loan Agreement or now or hereafter made by the Lender for the benefit of the Borrower, and (ii) any other Obligations, the Borrower hereby grants to the Lender a security interest in the Collateral. In addition, except as provided by law, Borrower grants to Lender a security interest in all deposit accounts and investment accounts of Borrower with any of Lender's Affiliates. The Borrower further agrees that the Lender shall have in respect of the Collateral all of the rights and remedies of a secured party under the Uniform Commercial Code, other applicable law and this Agreement. The Borrower covenants and agrees to execute and deliver, and hereby authorizes Lender to prepare and file with the financing statement records for such jurisdictions as Lender deems appropriate, such financing statements and other instruments and filings or perform any and all acts as are necessary in the opinion of the Lender to perfect, maintain and protect the security interest hereby granted. The Borrower shall not dispose of the Collateral, or any part thereof, other than in the ordinary course of its business or as otherwise may be permitted by this Agreement.
    Covenants Regarding Inventory and Equipment. With regard to Collateral that constitutes Inventory or equipment, the Borrower further covenants as follows:
      The Lender's security interest shall extend and attach to Inventory which is presently in existence and is owned by the Borrower or in which the Borrower purchases or acquires an interest at any time and from time to time in the future, whether such Inventory is in transit or in the Borrower's constructive, actual or exclusive occupancy or possession or not, and wherever the same may be located, including, without limitation, all Inventory which may be located at the premises of the Borrower or upon the premises of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents, finishers, convertors or other third parties who may have possession of the Inventory.
      Upon sale, exchange, lease or disposition of the Inventory or equipment, the security interest of the Lender shall without break in continuity and without further formality or act continue in and attach to all cash and non-cash proceeds of such sale, exchange, lease or disposition, including Inventory returned or rejected by customers or repossessed by either the Borrower or the Lender. As to any such sale, exchange, lease or disposition, the Lender shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, detinue and reclamation.
    Covenants Regarding BOA Investments. The following supplemental covenants and agreements are in addition to the covenants and agreements otherwise set forth in this Agreement with respect to Investment Property:
      Voting rights. So long as no Event of Default shall have occurred and be continuing, Borrower shall be entitled to exercise all voting rights and other consensual rights pertaining to the BOA Investments; provided, however, that Borrower will not cast any vote, give any consent, waiver or ratification, or take or fail to take any action, in any manner, that would, or could reasonably be expected to, violate or be inconsistent with any of the terms of this Agreement, or any of the other Loan Documents or have the effect of impairing the positions or interests of Lender.
      Dividends and Distributions. All interest, income, dividends, distributions and other amounts payable in cash in respect of the BOA Investments shall, at all times be paid to Lender and retained by it as a part of the Collateral (except to the extent applied upon receipt to the repayment of the amounts owing under the Revolving Note, this Agreement and/or the other Loan Documents). Lender shall also be entitled at all times to receive directly, and to retain as part of the Collateral, (i) all interest, income, dividends, distributions or other amounts paid or payable in cash or other property in respect of any of the BOA Investments in connection with the dissolution, liquidation, recapitalization or reclassification of the capital of the applicable issuer to the extent representing an extraordinary liquidating or other distribution in return of capital, (ii) all additional BOA Investments or other securities or property (other than cash) paid or payable or distributed or distributable in respect of any of the BOA Investments in connection with any noncash dividend, distribution, return of capital, spin-off, stock split, split-up, reclassification, combination of shares or interests or similar rearrangement, and (iii) without affecting any restrictions against such actions contained elsewhere in this Agreement or in any of the other Loan Documents, all additional BOA Investments or other securities or property (including cash) paid or payable or distributed or distributable in respect of any of the BOA Investments in connection with any consolidation, merger, exchange of securities, liquidation or other reorganization. All interest, income, dividends, distributions or other amounts that are received by Borrower in violation of the provisions of this Section shall be received in trust for the benefit of Lender, shall be segregated from other property or funds of Borrower, and shall be forthwith delivered to Lender as Collateral in the same form as so received (with any necessary endorsements).
      Delivery of Certificates and Filings. To perfect the Lender's lien on and security interest in the BOA Investments and other Investment Property which is part of the Collateral, Borrower shall immediately deliver to Lender the original of all certificates or other instruments evidencing all or any part of the Collateral, which shall be retained by Lender until this Agreement is terminated. Borrower's failure to so deliver such certificates or instruments shall constitute an Event of Default under this Agreement. In addition to the delivery of such certificates and instruments, Borrower agrees that Lender may file and record UCC financing statements in order to perfect Lender's lien on and security interest in the BOA Investments and other Investment Property of Borrower. Borrower shall also execute such documents as Lender may request in order to perfect or maintain the perfection of Lender's lien on and security interest in the BOA Investments and other Investment Property of Borrower. Borrower hereby agrees to pay the cost of filing all financing statements authorized or required hereunder in all public offices wherever the Lender deems filing to be necessary or desirable. Borrower hereby authorizes Lender to prepare and file with the financing records for such jurisdictions as Lender deems appropriate, such financing statements, amendments thereto and continuations thereof and other documents pursuant to the UCC and otherwise, and to take such other action and perform such other acts, as are necessary, in the sole and absolute opinion of the Lender, to perfect and maintain the perfection and first lien priority and security interests granted hereunder.
      Securities Account Control Agreements. With respect to securities held in the BOA Collateral Accounts, if any, Borrower shall deliver to Lender a Control Agreement, signed by the Borrower and Bank of America Securities, LLC, at which the BOA Collateral Accounts is to be established, under which Bank of America Securities, LLC shall agree to comply with all notifications originated by the Lender that Bank of America Securities, LLC receives directing it to transfer or redeem any property in the BOA Collateral Accounts without further consent by the Borrower and under which Bank of America Securities, LLC subordinates to the Lender any security interest, lien or right of setoff that Bank of America Securities, LLC may now or hereafter have against the BOA Collateral Accounts or property in the account (except Bank of America Securities, LLC's lien for normal commissions and fees).
      Further Assurances; Power of Attorney. (i) Borrower hereby agrees to do such further acts and things and to execute and deliver to Lender such additional conveyances, assignments, agreements and instruments as Lender may require or deem advisable to perfect, establish, confirm and maintain the security interest and first priority lien provided for herein, to carry out the purposes of this Agreement or to further assure and confirm unto Lender its rights, powers and remedies hereunder, in each case at Borrower's own expense. Borrower hereby ratifies and approves all financing statements naming Lender as secured party and Borrower as debtor with respect to the Collateral (and any amendments and continuations with respect to such financing statements) filed by or on behalf of Lender prior to the date hereof and ratifies and confirms the authorization of Lender to file such financing statements (and amendments and continuations, if any). Borrower hereby authorizes Lender to adopt on behalf of the Borrower any symbol required for authenticating any electronic filing. In no event shall Borrower at any time file, or permit or cause to be filed, any termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Lender as secured party and Borrower as debtor, without express prior written authorization of Lender.

      (ii) Borrower hereby irrevocably appoints Lender as its lawful attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower, Lender or otherwise, and with full power of substitution in the premises (which power of attorney, being coupled with an interest, is irrevocable for so long as this Agreement shall be in effect), exercisable from time to time in Lender's discretion (which may be taken by Lender without regard to whether an Event of Default has occurred) to allow Lender to take any action and to execute any instruments that Lender may reasonably deem necessary or advisable to accomplish the purpose of this Agreement, including, without limitation:

          to ask, demand, collect, sue for, recover, compound, received and give acquittance and receipts for moneys due and to become due under or in respect of any of the BOA Investments;
          to receive, endorse and collect any checks, drafts, instruments, chattel paper and other orders for the payment of money made payable to Borrower representing any interest, income, dividend, distribution or other amount payable in respect of any of the BOA Investments and to give full discharge for the same;
          to file any claims or take any action or institute any proceedings that Lender may deem necessary or advisable for the collection of any of the BOA Investments or otherwise to enforce the rights of Lender with respect to any of the BOA Investments;
          to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any and all of the BOA Investments as fully and completely as though Lender were the absolute owner of the BOA Investments for all purposes, and to do from time to time, at Lender's option and the Borrower's expense, all other acts and things deemed necessary by Lender to protect, preserve or realize upon the BOA Investments and to more completely carry out the purposes of this Agreement; and
          To sign the name of Borrower on any financing statement, continuation statement, notice or other similar document that, in Lender's opinion, should be made or filed in order to perfect or continue to perfect the security interest granted under this Agreement;

    (iii) If Borrower fails to perform any covenant or agreement set forth in this Section 4.3 at any time, Lender may itself perform, or cause the performance of, such covenant or agreement and may take any other action that it deems necessary and appropriate for the maintenance and preservation of the Collateral or its security interest therein, and the expenses so incurred in connection therewith shall be payable by Borrower, on demand by Lender.

    Certain Rights of the Lender. The Lender shall have the right, but not the obligation, (i) to pay any taxes or levies on the Collateral or any costs to repair or to preserve the Collateral; and (ii) to cure any defaults by Borrower on contracts by the Borrower intended to give rise to Accounts. Such payments and the costs of curing such defaults shall constitute Advances under the Revolving Note and shall be secured pursuant to this Agreement, irrespective of whether the Borrower would then be entitled to such Advances under this Agreement.
    Financing Statements; Possession of Collateral by Lender; Control. At the request of the Lender, Borrower will execute financing statements, continuation statements, assignments and other documents with respect to the Collateral pursuant to the Uniform Commercial Code or otherwise, in form satisfactory to the Lender, and Borrower will pay the cost of filing the same in all public offices wherever the Lender deems filing to be necessary or desirable. Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement, provided however, that it shall not limit the obligations of Borrower as previously set forth herein. Borrower grants the Lender the right, and hereby authorizes Lender, at the Lender's option, to file any or all such financing statements, continuation statements, assignments and other documents pursuant to the UCC and otherwise, without Borrower's signature, and irrevocably appoints the Lender as Borrower's attorney-in-fact to execute any such statements and documents in Borrower's name and to perform all other acts which the Lender deems appropriate to perfect and to continue the security interests conferred by this Agreement. Borrower authorizes the Lender to use the collateral description "all assets" or "all personal property" or such other descriptions of the Collateral as Lender shall determine to perfect Lender's security interest in the Collateral.

    In addition, upon request of Lender, Borrower shall immediately deliver to Lender, or authorize and direct any and all Persons in possession of Collateral, to immediately deliver to Lender all Collateral for which Lender requires possession to perfect its security interest in such Collateral, properly endorsed or acknowledged. Furthermore, Borrower shall take all such actions as may be requested by Lender to allow Lender to exercise control over any Collateral for such purpose of allowing Lender to perfect its security interest in Collateral, which Collateral may include deposit accounts,

    Investment Property, letter-of-credit rights and electronic chattel paper. At Lender's request, Borrower shall execute and deliver to Lender, and have any other Persons in possession or control of Collateral, execute and deliver to Lender, control or other agreements, in form and substance satisfactory to Lender.
    Records of Collateral; Information. Borrower at all times will maintain accurate books and records covering the Collateral. Borrower hereby grants the Lender the right to audit the books and records of Borrower relating to Collateral at any time and from time to time. Borrower shall (i) promptly furnish the Lender with any information with respect to Collateral requested by Lender; (ii) allow the Lender or its representatives to inspect the Collateral during normal business hours upon forty eight (48) hours prior notice or such shorter notice (including no notice at all) which shall be reasonable under the circumstances, such inspection rights to be provided regardless of where such Collateral may be located or in whose possession such Collateral may be, and to inspect and copy, or furnish the Lender or its representatives with copies of all records relating to the Collateral; (iii) furnish the Lender or its representatives such information as the Lender may request to identify the Collateral, at the time and in the form requested by Lender; and (iv) deliver upon request to Lender shipping and delivery receipts evidencing the shipment of goods and invoices evidencing the receipt of the Collateral and payment for the Collateral.
    No Release. No injury to the Collateral, loss or destruction of the Collateral, failure to perfect or to continue the perfection of Lender's security interest in the Collateral, or release of Lender's security interest in the Collateral or any part thereof (except as may be permitted under the terms of this Agreement) shall relieve Borrower of any obligation under this Agreement or under any of the other Loan Documents. Borrower expressly waives all defenses based on suretyship or impairment of collateral, and shall not be released or discharged of any obligation under the Loan Documents, in whole or in part, by Lender's failure to protect or preserve the Collateral. No Person (other than Lender), in deciding to enter into this Loan Agreement, has relied on the execution of this Loan Agreement or the granting of a security interest in Collateral by any other Person. Each Person comprised by the term "Borrower" waives notice of any change in financial condition of any Person liable for the Loan or any part thereof, and agrees that maturity of the Loan or any part thereof may be accelerated, extended or renewed one or more times by Lender in its discretion, without notice to the Person and without affecting Lender's security interest in the Collateral. Lender shall not be required to bring any action against any other Person or to resort to any other security or to any balance of any deposit account as a condition of enforcing its rights against any of the Collateral.
    Indemnification; Risk of Loss. In any suit, proceeding or action brought by or against the Lender relating to the Collateral, the Borrower will defend, indemnify and keep the Lender harmless from and against all expense, loss or damage (including reasonable attorneys' fees) suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of account debtor or other obligor of the Borrower. The foregoing obligation of the Borrower to indemnify the Lender shall survive the payment of the Loan and the termination of this Agreement, but shall not extend to any suit, proceeding or action arising out of the Lender's gross negligence or willful misconduct.

  In addition, the risk of any loss or damage associated with the Collateral, including without limitation, any Collateral in the possession of Lender shall be borne by the Borrower; provided, that Lender shall be responsible for any loss resulting from Lender's gross negligence or willful misconduct. In the event that Lender is in possession of Collateral, (a) Borrower shall be liable to Lender and shall pay to Lender, upon demand, all reasonable expenses, including the cost of insurance and payment of taxes or other charges, incurred in the custody, preservation, use or operation of the Collateral, and all such expenses shall be secured by the Collateral; and (b) Lender may use and operate the Collateral, as determined in its sole and absolute discretion, (i) to preserve the Collateral or its value, (ii) as permitted by an order of a court having competent jurisdiction, or (iii) as otherwise set forth herein or as previously or hereafter agreed to by Borrower. Notwithstanding anything in this Agreement to the contrary, Lender shall have no duty and be under no obligation to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral.

  BORROWER'S REPRESENTATIONS AND WARRANTIES.

  To induce the Lender to enter into this Agreement and make Advances to Borrower, Borrower makes the following representations and warranties to the Lender, in each case except as disclosed or incorporated by reference in the Company Reports (as defined in the Merger Agreement) filed with the Securities and Exchange Commission on or prior to the date hereof or in the Schedules to the Merger Agreement. These representations and warranties are continuing, and each request for an Advance shall be deemed to be an affirmation of these representations and warranties as of the later of (a) the date of such request, or (b) the date of the Advance made with respect to such request.

    Corporate Authority; Subsidiaries. Each of Varsity Group Inc. and CollegeImpact.com, Inc. (i) is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, (ii) is qualified to do business as a foreign corporation and is in good standing in all jurisdictions where its activities or ownership of property require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect, or would not adversely impact, restrict or delay the ability or right of Borrower or Lender to take immediate possession of, liquidate or collect any of the Collateral, and (iii) has the full and unrestricted power and authority, corporate and otherwise, to own, operate and lease its properties, to carry on its business as currently conducted, to execute and deliver and perform the Loan Documents, to incur the obligations provided for herein and therein, and to perform the transactions contemplated hereby and thereby (including without limitation, the creation of the lien and security interest in favor of the Lender in the Collateral, the Assignments and any other Collateral required by this Agreement), all of which have been duly and validly authorized by all proper and necessary action (all of which actions are in full force and effect). Varsity Group Inc. has no subsidiaries other than Campus Outfitters Group, LLC, a Delaware limited liability company, VarsityBooks.com, LLC, a Delaware limited liability company, CollegeImpact.com, Inc., a Delaware corporation and, through VarsityBooks.com, LLC, Campus Textbooks, LLC, a Maryland limited liability company, which has no assets. CollegeImpact.com, Inc. has no subsidiaries. Each of Varsity Group Inc. and CollegeImpact.com, Inc. maintains its chief executive office at the following location:

    c/o Varsity Group Inc.
    2677 Prosperity Avenue
    Fairfax, VA 22031

    Limited Liability Company Authority; Subsidiaries. Campus Outfitters Group, LLC (i) is a limited liability company duly formed and organized, validly existing, and in good standing under the laws of the State of Delaware, (ii) is qualified to do business as a foreign limited liability company and is in good standing in all jurisdictions where its activities or ownership of property require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect, or would not adversely impact, restrict or delay the ability or right of Borrower or Lender to take immediate possession of, liquidate or collect any of the Collateral, and (iii) has the full and unrestricted power and authority, limited liability company and otherwise, to own, operate and lease its properties, to carry on its business as currently conducted, to execute and deliver and perform the Loan Documents, to incur the obligations provided for herein and therein, and to perform the transactions contemplated hereby and thereby (including without limitation, the creation of the lien and security interest in favor of the Lender in the Collateral, the Assignments and any other Collateral required by this Agreement), all of which have been duly and validly authorized by all proper and necessary action (all of which actions are in full force and effect). Campus Outfitters Group, LLC has no subsidiaries. Campus Outfitters Group, LLC maintains its chief executive office at the following location:

    Campus Outfitters Group, LLC
    c/o Varsity Group Inc.
    2677 Prosperity Avenue
    Fairfax, VA 22031

    Limited Liability Company Authority; Subsidiaries. VarsityBooks.com, LLC (i) is a limited liability company duly formed and organized, validly existing, and in good standing under the laws of the State of Delaware, (ii) is qualified to do business as a foreign limited liability company and is in good standing in all jurisdictions where its activities or ownership of property require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect, or would not adversely impact, restrict or delay the ability or right of Borrower or Lender to take immediate possession of, liquidate or collect any of the Collateral, and (iii) has the full and unrestricted power and authority, limited liability company and otherwise, to own, operate and lease its properties, to carry on its business as currently conducted, to execute and deliver and perform the Loan Documents, to incur the obligations provided for herein and therein, and to perform the transactions contemplated hereby and thereby (including without limitation, the creation of the lien and security interest in favor of the Lender in the Collateral, the Assignments and any other Collateral required by this Agreement), all of which have been duly and validly authorized by all proper and necessary action (all of which actions are in full force and effect). VarsityBooks.com, LLC has no subsidiaries other than Campus Textbooks, LLC, a Maryland limited liability company. VarsityBooks.com, LLC maintains its chief executive office at the following location:

    VarsityBooks.com, LLC
    c/o Varsity Group Inc.
    2677 Prosperity Avenue
    Fairfax, VA 22031

    Approvals. Varsity Group Inc. and CollegeImpact.com, Inc. have provided Lender with a true and accurate certificate of a Resolution of each such Borrower's Board of Directors authorizing the loan transactions contemplated by this Agreement, and Campus Outfitters Group, LLC and VarsityBooks.com, LLC have provided Lender with a true and accurate certificate of a Resolution of the Sole Member for each company authorizing the loan transactions contemplated by this Agreement. No further approval, consent or other action by the stockholders, members and/or managers of Borrower, by any governmental authority or by any other Person is or will be necessary to permit the valid execution, delivery or performance by Borrower of this Agreement or any of the other Loan Documents.
    Binding Effect, No Violations. Each of the Loan Documents, upon its execution and delivery, will constitute a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms. The execution, delivery and performance of the Loan Documents will not (i) violate, conflict with or constitute a default (with due notice, lapse of time or both) under any law, regulation, order or any other requirement of any court, tribunal, arbitrator or governmental authority, any terms of the Articles or Certificate of Incorporation or Bylaws of Varsity Group Inc., Articles of Organization or Operating Agreements of Campus Outfitters Group, LLC or VarsityBooks.com, LLC, or any contract, agreement or other arrangement binding upon or affecting Borrower or any of its properties, or (ii) result in the creation, imposition or acceleration of any indebtedness or any Encumbrance of any nature upon, or with respect to, Borrower or any of its properties, except such Encumbrances in favor of Lender or as otherwise permitted under this Agreement.
    Litigation. Except as set forth in the Merger Agreement or in Schedule 5.6 attached hereto and made a part hereof, there is no claim, litigation, proceeding or investigation pending or threatened in writing against Borrower, its properties or business, this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, before or by any court, tribunal, arbitrator or governmental authority, and there is no judgment, liability or award which reasonably may be expected to result in a Material Adverse Effect. Borrower is not in default with respect to any judgment, order, writ, injunction, decree, rule, award or regulation of any court, governmental instrumentality or agency, commission, board, bureau, arbitrator or arbitration panel.
    Title to and Condition of Assets. The Borrower has good, valid and marketable title to all of its properties and assets (whether real or personal) and has the power to transfer its rights and interests in the Collateral, and there exist no Encumbrances on any of Borrower's properties or assets, including without limitation, the Collateral, except such Encumbrances as are in favor of Lender or are otherwise permitted under this Agreement. All personal property of Borrower is in good operating condition and repair (reasonable wear and tear excepted), and is suitable and adequate for the uses for which it is being used. Upon the execution and delivery of this Agreement, and upon (a) the filing of financing statements, (b) the Lender's taking possession of the Collateral, (c) Lender's receipt of a satisfactory acknowledgment from a Person in possession of any Collateral that such Collateral is in the possession of such Person and is being held for the benefit of Lender, and/or (d) Lender obtaining satisfactory control over any of the Collateral consisting of Investment Property, deposit accounts, letter-of-credit rights or electronic chattel paper or such other Collateral for which control is required to perfect a security interest (as control is defined in the UCC), as the case may be, the Lender will have a good, valid and perfected first priority lien and security interest in the Collateral, subject to no Encumbrance in favor of any other Person except as permitted under this Agreement.
    Loan Application. The statements made and the documents delivered by Borrower to the Lender in connection with this Agreement and the other Loan Documents are true, correct and complete, in all material respects, omit no material facts, are not misleading, and present fairly the condition (financial or otherwise) of Borrower. Borrower certifies further that the information set forth in the Borrower Information Statement attached hereto as Schedule 5.1-1 - 5.1-3 is true, accurate and complete as of the date of this Agreement.
    No Change. No change in the business, operations, properties or condition (financial or otherwise) of Borrower, or any other event, has occurred since the date of the most recent financial statements submitted to the Lender by Borrower, which change would have a material adverse effect on the ability of Borrower to perform or comply with all terms, conditions and agreements to be performed or complied with by Borrower under this Agreement or under any of the other Loan Documents, or to perform the transactions contemplated by this Agreement or the other Loan Documents.
    Taxes. Borrower has timely filed all tax returns and reports required by any governmental authority to be filed by Borrower, and such returns and reports are true and correct. Borrower has paid all taxes, assessments and other government charges imposed upon it or its income, profits or properties, or upon any part thereof, other than (1) those not presently due and payable without penalty or interest and (2) those reserved for in the Borrower's financial statements filed with the Securities and Exchange Commission. Borrower has timely filed all claims for refunds to which Borrower is entitled. The amounts reserved as a liability for income and other taxes payable in the most recent financial statements of Borrower provided to the Lender are sufficient for the payment of all unpaid federal, state, county and local income, excise, property and other taxes, whether or not disputed, of Borrower accrued for or applicable to the period and on the dates of such financial statements and all years and periods prior thereto, and for which Borrower may be liable in its own right or as a transferee of the assets of, or as successor to, any other Person.
    No Default. Other than the Existing Event of Defaults, no Event of Default, and no event or default which with notice, lapse of time or other condition would constitute an Event of Default, has occurred and is continuing.
    Compliance with Laws, Governance Documents and Agreements. Borrower has complied and is in full compliance with all applicable laws, ordinances, rules, regulations, orders and other requirements of any governmental authority or arbitrator, and with all terms and conditions of its Governance Documents, and with each material agreement binding upon or affecting Borrower or any of its properties. Borrower is not in default with respect to any Consolidated Debt. Without limiting the generality of the foregoing, Borrower represents to Lender that: (1) none of Borrower's activities involve the use, manufacturing, storage, disposal, emission, discharge, generation or transportation of Hazardous Wastes, Toxic Substances or other materials regulated by Environmental Laws; (2) Borrower has complied and is in full compliance with all Environmental Laws; (3) Borrower maintains in full force and effect all permits required by Environmental Laws; and (4) there exists no pending or threatened litigation, order, ruling, notice or investigation regarding the Borrower's use, manufacturing, storage, disposal, emission, discharge, generation or transportation of Hazardous Wastes or Toxic Substances or regarding any violation or alleged violation of any Environmental Laws.
    Licenses and Contracts. All franchises, licenses, trademarks, trade names, copyrights, patents, permits, certificates, consents, approvals, authorizations, agreements and contracts necessary to operate Borrower's business as it currently is being operated and to own or lease Borrower's property have been obtained, are in effect, have been complied with in all material respects by Borrower, and except as set forth in Schedule 5.13 attached hereto, are fully assignable to the Lender for the purpose of securing the Loan. Borrower has no knowledge and has not received any notice to the effect that any product it manufactures or sells, or any service it renders, or any process, method, know-how, trade secret, part or material it employs in the manufacture of any product it makes or sells or any service it renders, or the marketing or use by it or another of any such product or service, may infringe any trademark, trade name, copyright, patent, trade secret or legally protected right of any other Person.
    Intellectual Property. The Borrower owns all right, title and interest in and to all Intellectual Property used in and material to the operation of its business or, for such Intellectual Property that is not owned, possesses adequate licenses or other legally enforceable rights to use the same. To the Borrower's information, knowledge and belief, no valid basis exists upon which a claim adversely affecting any such Intellectual Property may be asserted against the Borrower or any subsidiary. To the best knowledge of the Borrower, no Person is infringing upon the Intellectual Property used by the Borrower or any subsidiary necessary to the operation of their respective businesses. The Borrower has taken appropriate steps to protect the secrecy, confidentiality and value of its and all subsidiaries' rights in and to such Intellectual Property and to prevent others from using such Intellectual Property without consent.
    Disclosure. No representation or warranty of Borrower contained in this Agreement or any of the Loan Documents and no written statement of fact furnished or to be furnished by Borrower to the Lender pursuant to this Agreement or any of the Loan Documents, when viewed together, contains or will contain any untrue statement of a fact material to the financial condition of Borrower, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, or furnished herewith or therewith, not misleading, in light of the circumstances in which such representation, warranty or statement was made.
    Name Change; Merger; Acquisition. As of the date of this Agreement, except as shown in Schedule 5.1-1-5.1-3 attached hereto and made a part hereof, during the five years immediately preceding the date of this Agreement, Borrower has not changed its name, or been the surviving entity in a merger or acquired any business.
    Payment of Employees and Subcontractors. Borrower is not in default with regard to the payment of any employee or subcontractor.
    ERISA. Borrower is in compliance with Borrower's obligations under ERISA. Without limiting the generality of the foregoing:
      during the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred, and, to the best of the Borrower's knowledge, no event or condition has occurred or exists as a result of which any Termination Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan;
      the actuarial present value of all "benefit liabilities" under each Single Employer Plan (determined within the meaning of Section 401(a)(2) of the Code, utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the current value of the assets of such Plan allocable to such accrued liabilities;
      neither the Borrower nor any of its subsidiaries nor any ERISA Affiliate has incurred, or, to the best of the Borrower's knowledge, are reasonably expected to incur any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower, any of its subsidiaries nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Borrower, reasonably expected to be in reorganization, insolvent or terminated; and
      no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject the Borrower or any of its subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any of its subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.
    Government Contracts. Borrower is not party to any contract or agreement with the Government to provide goods or services to the Government; accordingly, there does not exist any Government Contract between Borrower and the Government, nor does there exist any Government Account.
  BORROWER'S AFFIRMATIVE COVENANTS.

  Until all obligations of Borrower under this Agreement and the other Loan Documents are paid in full and performed, Borrower covenants and agrees that it shall:

    Payment of Advances. Make the payments on the Advances at the times and places and in the manners specified in this Agreement and the Revolving Note.
    Corporate/Limited Liability Company Existence. Preserve, maintain and keep in full force and effect its corporate and/or limited liability company existence (as applicable) and good standing in the jurisdiction of its incorporation or formation (as applicable).
    Corporate/Limited Liability Company Rights and Franchises; Qualification; Orderly Conduct of Business. Preserve, maintain and keep in full force and effect all franchises, licenses, permits, certificates, consents, approvals and authorizations necessary to the operation of Borrower's business as it currently is being conducted including any extensions thereof not otherwise prohibited under this Agreement or the other Loan Documents, whether now existing or hereafter granted to or obtained by Borrower; qualify and remain qualified as a foreign corporation or limited liability company (as applicable) in each jurisdiction in which such qualification is necessary in view of its activities and ownership of property; continue to engage in a business of the same general type as now conducted by it.
    Taxes, Charges and Obligations. Pay and discharge, when due, all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits, properties or any part thereof, prior to the date on which penalties attach thereto, as well as all claims which, if unpaid, might become an Encumbrance upon any properties of Borrower. Furthermore, Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of the indebtedness and other obligations of whatever nature of Borrower; provided however, Borrower shall not be required to pay any tax, assessment, charge, levy, claim, indebtedness or obligation so long as (i) the validity thereof is being contested by Borrower in good faith and by proper proceedings, (ii) Borrower sets aside on its books adequate reserves therefor, and (iii) in the case where any such tax, assessment, charge, claim or levy might become an Encumbrance upon any item of the Collateral or any part thereof, Borrower makes arrangements acceptable to the Lender to secure the payment thereof.
    Maintenance of Property. Preserve and keep all property used or useful and necessary in its business, including without limitation, the Collateral, in reasonably good repair, working order and condition (ordinary wear and tear excepted), and from time to time make all necessary or desirable repairs, renewals and replacements thereof.
    Insurance. Maintain and keep in full force and effect, with financially sound and reputable insurance companies reasonably acceptable to the Lender, insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Borrower operates (but in any event, casualty insurance covering the Borrower's tangible personal property and real estate for their full replacement value and comprehensive public liability insurance coverage with limits of not less than $2,000,000.00 for any one occurrence and $5,000,000.00 for the aggregate of all occurrences during a policy period of no more than one (1) year), all such insurance policies to be in form and substance satisfactory to the Lender. If requested by the Lender, Borrower shall also procure, maintain and keep in full force and effect business interruption insurance in an amount, in form and issued by companies acceptable to the Lender in all respects. All liability insurance policies shall name the Lender as an additional insured, and all casualty insurance or business interruption insurance policies shall name Lender as the lender loss payee. All insurance policies shall prohibit cancellation (including cancellation for nonpayment of premium) or reduction of coverage except with thirty (30) days' prior written notice to and consent of the Lender. At least thirty (30) days prior to the expiration date of each and every insurance policy required by this Agreement, Borrower shall obtain and deliver to the Lender a renewal or substitution policy in form and substance satisfactory to the Lender.
    Contract Obligations. Perform in accordance with its terms every contract, agreement, obligation or other arrangement to which Borrower is a party or by which it or any of its property is bound, except to the extent that the contract or agreement is inconsistent with this Agreement. In the event that any default or performance deficiency occurs, Borrower shall notify the Lender promptly in writing.
    Compliance with Laws; Governance Documents. Comply with all applicable laws, regulations, orders and other requirements of any court, tribunal, arbitrator or governmental authority, non-compliance with which would have a Material Adverse Effect. Borrower will also take all necessary actions to remain in full compliance with its Governance Documents. Should Borrower be deemed by any governmental authority or deem itself to be in violation of any relevant law, ordinance, rule, regulation, orders or other requirement or any Governance Document, Borrower shall notify the Lender promptly of such violation and take all necessary remedial actions. Without limiting the generality of the foregoing, Borrower shall: (1) comply strictly and in all respects with all Environmental Laws affecting the Borrower or its property; (2) promptly forward to the Lender copies of all orders, notices, permits, applications or other written communications and reports finding or alleging that Borrower or its property does not comply with any of the Environmental Laws; (3) promptly provide a proposed response action, or plan with respect to any failure to comply with Environmental Laws; and (4) defend the Lender, indemnify the Lender, and hold the Lender harmless from and against any claims, demands, suits, actions, judgments, decrees, losses or damages, including attorneys' fees, arising out of the failure of Borrower or any of its properties to comply with any of the Environmental Laws.
    Books and Records. Keep and maintain at its chief executive offices adequate and proper records and books of account, in which complete entries are made in accordance with GAAP, consistently applied, and in accordance with all laws, regulations, orders and other requirements of any court, tribunal, arbitrator or governmental authority, reflecting all financial and other transactions of Borrower normally and customarily included in records and books of account of companies engaged in the same or similar businesses and activities as Borrower.
    Access to Borrower's Properties, Books and Records. Permit the Lender and any agents or representatives thereof to visit and inspect the Borrower's properties and to conduct a field examination in order to examine and make abstracts from any of Borrower's books and records during normal business hours upon forty eight (48) hours prior written notice (or such shorter notice as Lender may determine necessary in light of the circumstances), as often as the Lender or such agents or representatives may desire, and to discuss the business, operations, properties and condition (financial and otherwise) of Borrower with any of the officers, directors, agents or representatives (including without limitation, the independent certified public accountants) of Borrower. Provided no Event of Default has occurred, Borrower shall be responsible for the costs of up to two field examinations per calendar year, payable upon demand by Lender. Borrower shall be responsible for the costs of all field examinations conducted upon the occurrence of an Event of Default which remains uncured at the time of such field examinations (also payable on demand by Lender). Lender shall have the right, based on the results of any field examination and as otherwise determined in Lender's sole discretion, to make adjustments to the borrowing base requirements (including, without limitation, eligibility and advance rates), the type and frequency of reporting required, and the frequency of required subsequent field examinations.
    Financial and Other Statements. Furnish to the Lender the following statements, which must be satisfactory to the Lender in form and substance, at the times and in the manner specified below:
      Annual Financial Statements. As soon as available, but in no event more than ninety (90) days after the close of each of the Borrower's fiscal years, consolidated audited financial statements for that year, stating the consolidated financial condition of Varsity Group Inc and its subsidiaries. The financial statements shall be prepared in accordance with GAAP and audited by McGladrey & Pullen LLP or such other independent certified public accountant of national standing, deemed reasonably acceptable to Lender, in accordance with GAAS. The financial statements must be acceptable to Lender in form and substance, and shall contain such detail as Lender may require. The financial statements shall include a consolidated balance sheet as of the end of such fiscal year, a profit and loss statement and a cash flow statement. Borrower shall provide a fully executed and completed Compliance Certificate with the audited financial statements to be provided as set forth above. Upon request of Lender, Borrower shall also provide an unaudited consolidating balance sheet for Varsity Group Inc and its subsidiaries.
      Management Letters. Promptly upon receipt thereof, copies of any reports submitted to the Borrower by independent certified public accountants in connection with examination of the financial statements of the Borrower made by such accountants.
      Quarterly Statements and Certificates. As soon as available but in no event more than forty-five (45) days after the close of each of the Borrower's fiscal quarters, the Borrower will provide the following, prepared by the officers of Borrower responsible for preparation of financial statements for Borrower:
        consolidated balance sheets, profit and loss statements and cash flow statements of Varsity Group Inc. and its subsidiaries, with supporting schedules; and
        fully executed and completed Compliance Certificates.
      Projections. Borrower shall deliver to the Lender, as soon as available but in no event more than sixty (60) days after the close of each of Borrower's fiscal years, projections of Varsity Group Inc. and its subsidiaries on a consolidated basis for the subsequent fiscal year of Varsity Group Inc. including consolidated profit and loss statements, and cash flow statements.
      Borrowing Base Certificates. Borrower shall submit a fully completed Borrowing Base Certificate effective as of January 31, 2008 ("January 2008 BBC"), in form and substance satisfactory to Lender, prior to any Advance being made under this Agreement. Lender shall rely on such Borrowing Base Certificate for Advances made through February 29, 2008 (unless an updated Borrowing Base Certificate has been provided earlier than February 29, 2008 for the week ending February 22, 2008 ("February 22nd BBC"), in which case Lender shall rely on the February 22nd BBC). Thereafter, a Borrowing Base Certificate shall be submitted by Borrower to Lender not later than noon on Monday of each week, stating the Borrowing Base as of the last business day of the preceding week, commencing with the Borrowing Base Certificate due by February 25, 2008 for the week ending February 22, 2008. Lender shall not be obligated to make the initial Advance, any Committed Advances or any further Advances under this Agreement if Lender determines, in its sole discretion, that (1) the information provided by Borrower in any Borrowing Base Certificate (or in any of the supporting schedules thereto) is materially inaccurate, misleading, or incomplete; or (2) a material adverse change has occurred with respect to the information so provided or with respect to the condition of Borrower (financial or otherwise). At Lender's request, the Borrower shall furnish to the Lender such schedules, certificates, lists, records, reports, information and documents to enable the Lender to verify the Borrowing Base.
      Cash Flow Projections; Variance Reports. Borrower shall deliver (i) 8-week cash flow projections for Varsity Group Inc. and its Subsidiaries (the "Cash Flow Projections"), in form and substance reasonably satisfactory to the Lender, prior to the initial Committed Advance being made under this Agreement and thereafter on a bi-weekly basis every other Friday beginning March 7, 2008 until the Ending Date, and (ii) reports of actual cash flow for each period set forth on the Initial Cash Flow Projections on the next Business Day following the end of each such period, including a statement of the variation of such actual cash flow from projected cash flow.
      Bank Statements. Borrower shall promptly deliver all bank statements received from any bank at which Deposit Accounts are held, and shall promptly (and in any event, on the same Business Day) provide such other bank statements or other detail (including screen prints) as Lender may request from time to time in respect of Deposit Accounts, which may be on a daily basis.
      Additional Reports and Information. With reasonable promptness, such additional information, reports or statements as the Lender may from time to time request.
      Compliance Certificate. At such times as set forth in this Agreement or as may otherwise be requested by Lender, Borrower shall deliver a certificate signed by a principal financial officer of the Borrower stating whether any Event of Default has occurred, or any event which, upon notice or lapse of time or both, would constitute an Event of Default. At Lender's request, the Borrower shall furnish to the Lender such schedules, certificates, lists, records, reports, information and documents to enable the Lender to verify the Compliance Certificate.
    Accounts and Inventory Schedules. From time to time as the Lender may require, Borrower shall deliver to the Lender schedules of all outstanding Accounts. Such schedules shall be in form and detail satisfactory to the Lender, shall show the age of such Accounts in intervals not greater than thirty (30) days, and shall contain such other information and be accompanied by such supporting documents as the Lender may from time to time prescribe. Borrower also shall deliver to the Lender copies of Borrower's invoices, evidences of shipment or delivery and such other schedules and information as the Lender may reasonably require.

    Borrower shall also deliver, from time to time as the Lender may require, detailed schedules of Borrower's inventory. The schedules shall reflect the Inventory by type, identification number, cost and category (e.g., New Textbooks, Used Textbooks) and shall state the number of units in each category, and shall otherwise be in form and substance satisfactory to Lender.

    The items to be provided under this Section 6.12 are to be prepared and delivered to the Lender from time to time solely for its convenience in maintaining records of the Collateral, and Borrower's failure to give any of such items to the Lender shall not affect, terminate, modify or otherwise limit the Lender's security interest granted in the Accounts and inventory. Borrower shall use its best efforts and shall take any and all steps necessary to collect its Accounts, including without limitation, the filing and pursuit of legal action in furtherance of said collection efforts, and to sell its Inventory for fair market value and on commercially reasonable market terms.

    Collateral. Maintain all tangible Collateral in good condition; insure insurable Collateral for its full replacement cost under an insurance policy acceptable to Lender that names Lender as loss lender payee; execute, deliver and file, or cause the execution, delivery and filing of, any and all documents (including without limitation, financing statements and continuation statements), necessary or desirable for the Lender to create, perfect, preserve, validate or otherwise protect a first priority lien and security interest in the Collateral; maintain, or cause to be maintained, at all times, the Lender's first priority lien and security interest in the Collateral; immediately upon learning thereof, report to the Lender any reclamation, return or repossession of any goods forming a part of the Collateral, any claim or dispute asserted by any debtor or other obligor owing an obligation to Borrower, and any other matters affecting the value or enforceability or collectibility of any of the Collateral; defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Lender, and pay all costs and expenses (including attorneys' fees and expenses) incurred in connection with such defense; at Borrower's sole cost and expense (including attorneys' fees and expenses), settle any and all claims, demands and disputes, and indemnify and protect the Lender against any liability, loss or expenses arising from any such claims, demands or disputes or out of any such reclamation, return or repossession of goods forming a part of the Collateral; however, if the Lender shall so elect, the Lender shall have the right at all times to settle, compromise, adjust or litigate all claims and disputes directly with the Customer or other obligor owing an obligation to Borrower upon such terms and conditions as the Lender deems advisable, and all costs and expenses thereof (including attorneys' fees and expenses) shall be incurred for the account of Borrower and shall constitute a part of the obligations owed to the Lender and secured pursuant to this Agreement. The Borrower's equipment shall be kept and maintained at the locations set forth in said Schedule 6.13 or such other locations within the United States of America of which Borrower has notified Lender, other than equipment used by Borrower in road shows or other presentations to its Customers in accordance with past business practices. Borrower shall execute all documents or financing statements and take such action as Lender may request to assure that Lender's first priority security interest in the equipment continues to be perfected under the Uniform Commercial Code or other applicable laws of the jurisdiction to which the equipment is moved.
    Financial Covenant; Minimum Tangible Net Worth. Maintain on a consolidated basis, a minimum Tangible Net Worth, measured each fiscal quarter of Borrower, as follows:
      As of June March 31, 2007, a minimum Tangible Net Worth in an amount equal to the Initial TNW Amount, less $2,750,000.00;
      As of June 30, 2007, a minimum Tangible Net Worth in an amount equal to the Initial TNW Amount, less $5,750,000.00;
      As of September 30, 2007, a minimum Tangible Net Worth in an amount equal to the Initial TNW Amount, plus $100,000.00;
      As of December 31, 2007, a minimum Tangible Net Worth in an amount equal to the Initial TNW Amount, less $1,750,000.00;
      As of March 31, 2008 and as of each fiscal quarter of Borrower thereafter, a minimum Tangible Net Worth in an amount equal to the Initial TNW Amount, less $500,000.00.

    Notwithstanding anything herein to the contrary, in the event that the PWC Audit indicates that the Tangible Net Worth of Borrower as of December 31, 2006 is less than $12,000,000.00, such condition shall constitute an Event of Default under this Agreement.

    Financial Covenant; Minimum Aggregate Adjusted Collateral Value. Maintain, at all times, an Aggregate Adjusted Collateral Value of the BOA Investments in the BOA Collateral Accounts of not less than $2,000,000.00, less any amounts released by Lender from such BOA Collateral Accounts in response to a request for an Advance (the "Minimum Aggregate Adjusted Collateral Value"). Lender shall be under no obligation to permit Advances during any period of time that the Aggregate Adjusted Collateral Value of the BOA Investments is less than the Minimum Aggregate Adjusted Collateral Value. Lender shall have no obligation to notify Borrower of the failure to comply with the covenant set forth in this Section 6.15, nor to provide Borrower with an opportunity to cure such noncompliance, and in such a case Borrower agrees that Lender may immediately at Lender's sole option (i) declare amounts due under the Revolving Note and/or other Loan Documents to be immediately due and payable, and/or (ii) sell all or any part of the Collateral and apply the proceeds of such Collateral to the amounts owing under the Revolving Note and/or other Loan Documents.
    Notice of Litigation, Default and Loss. Give immediate notice to the Lender upon the occurrence of any Event of Default or event which with notice or lapse of time or otherwise would constitute an Event of Default, and of any loss or damage to any of the Collateral. Borrower also shall give immediate notice to the Lender of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency (domestic or foreign), commission, board, bureau, arbitrator or arbitration panel which, if adversely determined, could result in a Material Adverse Effect. Immediately upon becoming aware that the holder of any Consolidated Debt or Encumbrance has given notice or taken any action with respect to a claimed breach, default or event of default, a written notice shall be given by Borrower to Lender specifying the notice given or action taken by such holder and the nature of the claimed breach, default or event of default by the Borrower thereunder, and the action being taken or proposed to be taken with respect thereto. Borrower shall also give immediate notice to Lender of the incurrence by Borrower of any actual or potential contingent liability, such notice to include, in detail, the basis for and amount of such liability.
    Proxy Statements, Etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements which the Borrower files with the Securities and Exchange Commission ("SEC") or any governmental authority which may be substituted therefor, or with any national securities exchange. Documents required to be delivered pursuant to this Section 6.17 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the internet at the following website address: www.varsitygroup.com/investorrelations.html; or (ii) on which such documents are posted on the Borrower's behalf on an internet or intranet website, if any, to which Lender has access; provided that: (i) the Borrower shall deliver paper copies of such documents to the Lender if Lender requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Lender, and (ii) the Borrower shall notify the Lender (by telecopier or electronic mail) of the posting of any annual or quarterly reports, registration statements or of any posting involving a material event or disclosure, and provide to the Lender by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required under this Agreement to the Lender.
    ERISA. Give prompt notice to Lender of any of the following: (i) of any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, a Termination Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrower, any of its subsidiaries or any of its ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Borrower or any of its subsidiaries or ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect; together, with a description of any such event or condition or a copy of any such notice and a statement by the principal financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by Borrower with respect thereto. Promptly upon request, the Borrower shall furnish to Lender such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to file with the Department of Labor or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA). Such notice shall be given in any event within five (5) business days after the occurrence of any event that Borrower is required to report to Lender under this clause.
    Place of Business; Location of Records. Maintain its chief executive office, and the office where its records are kept, at the address of Borrower previously set forth herein. The Borrower shall provide Lender with fourteen (14) days' advance written notice of any change in the location of its chief executive offices or the office where the Borrower's records are kept.
    Government Contracts. Borrower has represented and warranted that Borrower is not presently providing goods or services to any Government as part of Borrower's business, and it is not Borrower's present intention to do so in the future. Borrower shall not enter into any Government Contract without providing thirty (30) days advance written notice to Lender of such intent, and without (1) taking all actions requested by Lender to perfect Lender's security interest in the Government Accounts arising from such Government Contract, (2) assigning to Lender the payments under such Government Contract in accordance with the Assignment of Claims Act, and (3) executing such documents as Lender may request, including an Assignment for each Government Contract into which Borrower wishes to enter, and modifications to this Agreement and the other Loan Documents in form and substance reasonably satisfactory to Lender.
    Depository Accounts. Maintain all operating and depository accounts with Bank of America, N.A., including, without limitation, the Operating Account, which shall be governed by control agreements in favor of and reasonably satisfactory to the Lender; provided, that Borrower may maintain depository accounts at other banks or at Bank of America, N.A. that are not governed by a control agreement, so long as the amount in such depository accounts does not exceed $5,000 individually or $10,000 in the aggregate at any time for all such accounts.
  BORROWER'S NEGATIVE COVENANTS.

  Until all obligations of Borrower under this Agreement and the other Loan Documents are paid in full and performed, Borrower covenants and agrees that it shall not, unless the Lender otherwise consents in advance in writing:

    Indebtedness and Contingent Obligations. Contract for any additional Consolidated Debt; or agree to assume, guarantee, indorse or otherwise in any way be or become responsible or liable, directly or indirectly, for the obligation of any other Person. However, notwithstanding the foregoing sentence, Borrower may incur (a) trade debt in the ordinary course of business; (b) indebtedness and contingent obligations under the Loan Documents; (c) intercompany indebtedness and guarantees between the Borrower and its subsidiaries; (d) indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn in the ordinary course of business against insufficient funds, so long as such indebtedness is promptly repaid; and (e) indebtedness listed on the schedule attached hereto as Schedule 7.1 and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the scheduled maturity of, or the principal amount thereof).
    Encumbrances. Create, incur, assume or suffer to exist any Encumbrance upon any of its properties or assets (including without limitation, the Collateral), whether now owned or hereafter acquired, except for the following: (a) Encumbrances created in connection with the Loan Documents; (b) Mechanic's, warehouseman's, and statutory landlords' Encumbrances arising as an incident to the normal and customary conduct of Borrower's business or the ownership of properties and assets by Borrower, and deposits and pledges incurred in the ordinary course of business and not in connection with the borrowing of money; provided, however, that (i) in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith and adequate reserves have been set aside by the Borrower as the case may be, and (ii), in the case of warehousemen's or landlord's Encumbrances, written subordination agreements providing for the subordination or waiver of the warehousemen's or landlord's Encumbrances to the security interests and liens provided by Borrower to Lender under this Agreement and the other Loan Documents shall have been executed by the warehousemen and/or landlords (as applicable) and Borrower and delivered to Lender, and are in form and substance satisfactory to Lender; (c) Encumbrances securing the payments of taxes or other governmental charges incurred in the ordinary course of business that either (1) are not delinquent, or (2) are being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves have been set aside on their books to the extent required by GAAP, and which do not result in a Material Adverse Effect; (d) Encumbrances listed on the schedule attached hereto as Schedule 7.2; (e) Encumbrances in respect of pledges or deposits in connection with workers compensation, unemployment insurance and other social security legislation; (f) Encumbrances in respect of precautionary UCC filings in respect of leases; and (g) Extensions, renewals and replacements of Encumbrances referred to in clauses (a) through (e) of this Section 7.2; provided, however, that any such extension, renewal or replacement Encumbrance shall be limited to the property or assets and proceeds thereof covered by the Encumbrance extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Encumbrance shall be in an amount not greater than the amount of the obligations secured by the Encumbrance extended, renewed or replaced.
    Fundamental Changes. Amend its Articles or Certificate of Incorporation or Articles of Organization (as applicable) by any amendment which would adversely affect Borrower's ability to perform or comply with any of the terms, conditions or agreements to be performed or complied with by Borrower hereunder or to perform any of the transactions contemplated hereby; change its fiscal year, name, or key management; convert its organizational form into another entity form or establish any new entity to perform the business or similar business of Borrower; reorganize, consolidate or merge with any other corporation or company; or change the state of incorporation or organization/formation of Borrower. Varsity Group Inc. shall not change from a corporation publicly traded in the United States under and in accordance with applicable securities and other laws and regulations. Furthermore, there shall not occur any change in ownership of the Borrower that would result in a change in control of the Borrower. For purposes of this covenant, a change in control of the Borrower shall occur if more than a thirty five percent (35%) aggregate interest in ownership in the Borrower is transferred to a person or entity and/or any affiliates of such person or entity, except as a result of the Merger. Furthermore, Borrower shall not materially engage in any business other than the business in which Borrower is actively engaged as of the date of this Agreement, which business the Borrower has fully disclosed to Lender
    Acquisitions. Purchase, lease or otherwise acquire the assets, business, goodwill or securities of any other Person, including, without limitation, shares of stock in corporations, partnership interests in general or limited partnerships or membership interests in limited liability companies, or acquire any other business.
    Transfer of Assets. Sell, lease, assign, pledge or otherwise dispose of any of its properties, stock or assets (including without limitation, the Collateral), whether now owned or hereafter acquired, except (a) in the ordinary course of business and for fair market value, (b) any subsidiary may be merged with or into any entity comprising the Borrower, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Borrower; provided that, in the case of such a merger or other transaction with the Borrower, the Borrower shall be the continuing or surviving corporation or limited liability company; (c) dispositions of obsolete, worn out or surplus property in the ordinary course of business; (d) the licensing of Intellectual Property or software in the ordinary course of business; (e) the disposition of cash equivalents or any other investment permitted hereunder; provided Borrower retains ownership of the property received in exchange for or as a result of such disposition, and further provided that such property received as a result of such disposition has a value equal to or greater than the value of the cash equivalents or other investment which is the subject of such disposition; (f) intercompany transfers of assets or property among the entities comprising the Borrower; (g) investments, loans and advances permitted by Sections 7.6 and 7.7 of this Agreement; (h) stock purchases permitted by Section 7.9 of this Agreement; (i) the granting of Encumbrances permitted under this Agreement; (j) discounts or forgiveness of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof; provided the discount or forgiveness of an account receivable does not exceed five percent (5%) of the amount of such account receivable; (k) the sale, shut-down or liquidation of Campus Outfitters, L.L.C. so long as the net cash flow generated from such sale, shut-down or liquidation (including any cash needed to pay any liabilities or obligations incurred in connection with or arising as a result of such sale, shut-down or liquidation) is not less than negative $300,000.
    Investments. Purchase or hold any stock, or evidence of indebtedness of any other Person or entity except the following: (a) investments in direct obligations of the United States Government and certificates of deposit of United States commercial banks insured by the Federal Deposit Insurance Corporation; (b) investments in United States dollar-denominated time deposits, certificates of deposit and bankers acceptances of any bank whose short-term debt rating from Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ("S&P"), is at least A-1 or the equivalent or whose short-term debt rating from Moody's Investors Service, Inc. ("Moody's") is at least P-1 or the equivalent with maturities of not more than six (6) months from the date of acquisition; (c) investments in commercial paper with a rating of at least A-1 or the equivalent by S&P or at least P-1 or the equivalent by Moody's maturing within six (6) months after the date of acquisition; (d) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (d) above; (e) investments in deposit accounts in which the Lender has been granted a security interest under the Loan Documents; (f) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; (g) receivables owing to the Borrower created or acquired in the ordinary course of business and payable on customary trade terms of the Borrower; (h) guarantees permitted by Section 7.1 of this Agreement; (i) pledges and deposits permitted by Section 7.2 of this Agreement; (j) loans permitted under Section 7.7 of this Agreement; (k) securities or limited liability company membership interests issued by the Borrower or any of its subsidiaries; provided that the proceeds from all payments made for such issuance shall be paid directly to Lender and shall be used to reduce the principal amount owing under the Line of Credit, and shall further result in a dollar for dollar permanent reduction in the amount of the Line of Credit Amount.

    For purposes of this Section 7.6, the amount of any investment shall be equal to the initial investment less all repayments, returns, dividends, distributions or reimbursements in respect thereof.

    Loans. Make loans or advances to any Person or Persons, except reasonable advances for business expenses of Borrower's employees that would be reimbursable under Borrower's existing expense reimbursement policy, or as may otherwise be permitted under this Agreement.
    Guaranty. Guaranty or provide surety or pledge or hypothecate assets for the obligation of any other Person or Persons.
    Dividends; Payments of Indebtedness. Declare or pay any Dividend or make any payment on account of any indebtedness of Borrower, except payments of indebtedness incurred under this Agreement. This section shall not prohibit Dividends or payments of indebtedness solely to Varsity Group Inc. or from a wholly-owned Subsidiary of Varsity Group Inc. to a Borrower.
    Use of Proceeds. Use, or allow the use of, the proceeds of any Advance for any purpose which would cause this Agreement to violate any Regulations of the Board of Governors of the Federal Reserve System; or for any purpose other than the purposes or purposes specified hereinabove.
    Other Agreements. Enter into any agreement or undertaking containing any provision which would be violated or breached by Borrower's performance of its obligations under the Loan Documents.
    Sale and Leaseback. Enter into any arrangement whereby Borrower sells or transfers all or any substantial part of its fixed assets then owned by it and thereupon, or within one (1) year thereafter, rents or leases the assets so sold or transferred from the purchaser or transferor (or their respective successors in interest).
    Transactions with Affiliates. Except as specifically permitted by the terms of this Agreement, enter into any transaction, including without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except (a) in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would be applicable in a comparable arm's-length transaction with a Person not an Affiliate, and (b) transactions between any entities comprising the Borrower; (c) any investment and loans permitted by Sections 7.6 and 7.7 of this Agreement; (d) compensation of officers and employees (including bonuses) and other benefits (including retirement, health, stock options and other benefit plans) at then current market terms in the ordinary course of Borrower's business, and indemnification arrangements arising in the ordinary course of business; (e) the payment of reasonable and directly related transaction fees in connection with acquisitions permitted under this Agreement; and (f) the payment of reasonable incentive bonuses to employees and officers of the Borrower.
  COLLECTION, DEPOSIT AND ASSIGNMENT OF PAYMENTS.
    Operating Account. Borrower shall cause all Payments to be deposited into the Operating Account, subject to the Lender's option to require Payments to be deposited into a Cash Collateral Account, as provided in Section 8.2.
    Cash Collateral Account. Lender may at any time require the establishment of a Cash Collateral Account, in which event Borrower shall cause all Payments to be deposited into the Cash Collateral Account. In furtherance of this covenant, Borrower shall instruct all Customers to make all Payments either by electronic funds transfer directly to the Cash Collateral Account or by check to a post office box or other collection facility under Lender's control for deposit into the Cash Collateral Account. If any Payments are made directly to the Borrower or otherwise come into the Borrower's possession, the Borrower shall not commingle any such Payment with the Borrower's other funds or property, but shall hold the Payment separate and apart in trust for the Lender and shall promptly deliver the Payment to the Lender (appropriately endorsed, if the Payment is in the form of a check) for deposit into the Cash Collateral Account. Interest (if any) earned on sums on deposit in the Cash Collateral Account shall be added to the Cash Collateral Account. The Borrower hereby appoints the Lender and any officer, employee or agent of the Lender as the Lender may from time to time designate as attorneys-in-fact for the Borrower to endorse and sign the name of the Borrower on all checks, drafts, money orders or other Items delivered to the Lender for deposit into the Cash Collateral Account. The Cash Collateral Account shall constitute part of the Collateral, and funds on deposit in the Cash Collateral Account shall be applied towards the amounts due and owing under the Revolving Note, this Agreement and/or the other Loan Documents as determined by Lender in its sole and absolute discretion, and at Lender's sole and absolute discretion, the remaining funds shall be deposited into Borrower's Operating Account. Payments received by Lender shall be applied as the Lender may determine in its sole discretion. Borrower retains sole responsibility for assuring that Borrower's Operating Account contains sufficient funds to pay any Items that may be presented for payment from the Operating Account.
  EVENTS OF DEFAULT AND REMEDIES.
    Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default under this Agreement:
      Borrower shall fail to pay, when due, any sum payable under the Revolving Note; or
      any representation or warranty made by or on behalf of Borrower herein or in any of the other Loan Documents which, in the Lender's reasonable judgment, shall prove to have been materially incorrect or misleading or breached in any material respect on or as of any date as of which made; or
      a decree or order for relief of Borrower shall be entered by a court of competent jurisdiction in any involuntary case involving Borrower under any bankruptcy, insolvency or similar law now or hereafter in effect, or a receiver, liquidator or other similar agent for Borrower or for any substantial part of Borrower's assets or property shall be appointed, or the winding up or liquidation of Borrower's affairs shall be ordered, or any action by any creditor (other than the Lender) of Borrower preparatory to or for the purpose of commencing any such involuntary case, appointment, winding up or liquidation shall be taken, and such proceeding shall not have been dismissed within sixty (60) days after the date it commenced; or
      Borrower shall commence a voluntary case under any bankruptcy, insolvency or similar law now or hereafter in effect, or Borrower shall consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator or other similar agent for Borrower or for any substantial part of Borrower's assets or property, or Borrower shall make any general assignment for the benefit of creditors, or Borrower shall take any action preparatory to or otherwise in furtherance of any of the foregoing, or Borrower shall fail generally to pay its debts as such debts come due; or
      there shall occur a default or event of default under any existing or future loan, indebtedness or obligation of Borrower to Lender; or
      the PWC Audit should reflect a tangible net worth for Borrower, as of December 31, 2006, of less than Twelve Million and 00/100 Dollars ($12,000,000.00); or
      one or more judgments or decrees in an amount of more than Twenty Five Thousand and 00/100 Dollars ($25,000.00) in the aggregate shall be entered against Borrower (not paid or fully covered by insurance) and all such judgments or decrees have not been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof, or any attachment or garnishment shall be issued against Borrower or Borrower's property; or
      the occurrence of a Material Adverse Effect, as determined by Lender in its sole discretion; or
      any loss, theft, damage or destruction of any material portion of the Collateral for which there is either no insurance coverage or for which, in the opinion of the Lender, there is insufficient insurance coverage; or
      thirty five percent (35%) or more of the voting control in Borrower is directly or indirectly sold, assigned, transferred, encumbered or otherwise conveyed without the prior written consent of the Lender (other than as a result of the Offer or the Merger); or
      any of the following events or conditions shall occur: (1) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Borrower or any of its subsidiaries or any ERISA Affiliate in favor of the PBGC or a Plan; (2) a Termination Event shall occur with respect to a Single Employer Plan, which, in the Lender's opinion, is likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which in the Lender's opinion, is likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) the Borrower or any of its subsidiaries or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; or (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject the Borrower or any of its subsidiaries or any ERISA Affiliate to any liability under Section 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any of its subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability; or
      the Merger Agreement is terminated for any reason; or
      Varsity Group Inc. or any Representative (as defined in the Merger Agreement) violates Section 6.2 of the Merger Agreement; or
      the Board of Directors of Varsity Group Inc. makes a Change of Recommendation (as defined in the Merger Agreement); or
      a "Material Adverse Effect", as defined in the Merger Agreement, shall have occurred; or
      if during any period specified in the Initial Cash Flow Projections, Borrower's operations generate cash flow from operations less than the amounts set forth in the Initial Cash Flow Projections for such period; or
      Borrower or any other Person standing as a guarantor for the Loan or providing security for the Loan shall fail to observe or perform any other term, covenant or agreement contained in this Agreement or in any other Loan Document or in any other agreement with the Lender or any of Lender's Affiliates to be observed or performed on its part.
    Rights and Remedies of the Lender. Upon the occurrence of any Event of default or upon the termination of the Forbearance Period, the Lender may, at its option, exercise any one or more of the following rights and remedies:
      Declare this Agreement to be terminated, and declare the entire unpaid principal amounts of the Advances, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement and the other Loan Documents to be accelerated, and to be immediately due and payable (except that upon the occurrence of an Event of Default arising out of voluntary or involuntary bankruptcy proceedings in which the Borrower is the debtor, such acceleration shall occur automatically and immediately without any declaration or other action on the part of the Lender) whereupon the amount of the Advances, all such accrued interest, and all such amounts shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in any of the other Loan Documents to the contrary notwithstanding;
      Take possession or control of, store, lease, operate, manage, sell or otherwise dispose of all or any part of the Collateral in accordance with the remedies provided to secured parties under the Uniform Commercial Code, this Agreement, the Loan Documents or other applicable law. In taking possession of the Collateral, the Lender may enter the Borrower's premises and otherwise proceed without legal process, and the Borrower shall on the Lender's demand, promptly assemble and make the Collateral available to the Lender at a place designated by the Lender. The Lender shall be entitled to immediate possession of all books and records evidencing or pertaining to any of the Collateral. In the event of any sale or other disposition of the Collateral, Lender may disclaim any warranty relating to title, possession, quiet enjoyment or any other warranty of the like, including without limitation, any warranty of merchantability or fitness for a particular purpose;
      Notify any or all Customers to make any Payments due to Borrower from such Customers directly to the Lender and render performance to or for the benefit of Lender of any obligations of such Customers to Borrower. To facilitate direct collection, Borrower hereby appoints the Lender and any officer or employee of the Lender, as the Lender may from time to time designate, as attorney-in-fact for Borrower to (i) receive, open and dispose of all mail addressed to Borrower and take therefrom any Payments on or proceeds of Accounts; (ii) take over Borrower's post office boxes or make such other arrangements, in which Borrower shall cooperate, to receive Borrower's mail, including notifying the post office authorities to change the address for delivery of mail addressed to Borrower to such address as the Lender shall designate; (iii) endorse the name of Borrower in favor of the Lender upon any and all checks, drafts, money orders, notes, acceptances or other evidences of payment or Collateral that may come into the Lender's possession; (iv) sign and endorse the name of Borrower on any invoice or bill of lading relating to any of the Accounts, on verifications of Accounts sent to any Customer, to drafts against any Customer, to assignments of Accounts, and to notices to any Customer; and (v) do all acts and things necessary to carry out this Agreement and the transactions contemplated hereby, including signing the name of Borrower on any instruments required by law in connection with the transactions contemplated hereby and on financing statements as permitted under the Uniform Commercial Code of any appropriate state. Borrower hereby ratifies and approves all acts of such attorneys-in-fact, and neither the Lender nor any other such attorney-in-fact shall be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law of any such attorney-in-fact. This power, being coupled with an interest and given to secure an obligation, is irrevocable so long as the Loan remains unsatisfied, or any Loan Document remains effective, as solely determined by the Lender. Lender shall have no obligation or duty to pursue any Person other than Borrower for the amounts owing under or in connection with the Loan, this Agreement or the other Loan Documents, including without limitation, any Persons pledging property to secure the Loan. To the extent such rights may now or hereafter exist, Borrower waives the right to require Lender to pursue any Persons other than Borrower to pay the amounts owing under the Revolving Note, Loan Agreement or other Loan Documents;
      In the Lender's own name, or in the name of Borrower, demand, collect, receive, sue for and give receipts and releases for, any and all amounts due on Accounts, but the Lender shall not, under any circumstances, be liable for any error or omission or delay of any kind occurring in the settlement, collection or payment of any Accounts or any instrument received in payment thereof or for any damage resulting therefrom;
      Endorse as the agent of Borrower any chattel paper, documents or instruments forming all or any part of the Collateral;
      Make formal application for the transfer of all of Borrower's permits, licenses, approvals, agreements and the like relating to the Collateral or to Borrower's business to the Lender or to any assignee of the Lender or to any purchaser of any of the Collateral;
      Obtain appointment of a receiver for all or any of the Collateral, Borrower hereby consenting to the appointment of such a receiver and agreeing not to oppose any such appointment. Any receiver so appointed shall have such powers as may be conferred by the appointing authority including any or all of the powers, rights and remedies which the Lender is authorized to exercise by the Loan Documents, and shall have the right to incur such obligations and to issue such certificates therefor as the appointing authority shall authorize;
      Take any other action which the Lender deems necessary or desirable to protect and realize upon its security interest in the Collateral;
      File any legal action or lawsuit and obtain a judgment for any and all amounts owing under the Revolving Note, this Agreement or the other Loan Documents, and in conjunction with any such action, Lender may pursue any ancillary remedies provided by law, including without limitation, attachment, garnishment, execution and levy;
      With respect to any Investment Property (including without limitation, the BOA Investments and/or the BOA Collateral Accounts), in addition to any other remedies set forth in this Agreement:
        To transfer to or register in Lender's name or the name of any nominee all or any part of the Investment Property of Borrower, without notice to Borrower and with or without disclosing that such Collateral is subject to the security interest created hereunder;
        To sell, resell, assign and deliver, in its sole discretion, all or any of the Investment Property of Borrower, in one or more parcels, on any securities exchange on which any of the Investment Property may be listed, at public or private sale, at any of Lender's offices or elsewhere, for cash, upon credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Lender may deem satisfactory. If any of such Collateral is sold by Lender upon credit or for future delivery, Lender shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Lender may resell such Collateral. In no event shall Borrower be credited with any part of the proceeds of sale of any such Collateral until and to the extent cash payment in respect thereof has actually been received by Lender. Each purchaser at any such sale shall hold the property sold free from any lien or Encumbrance, including any equity or right of redemption of Borrower, and Borrower hereby expressly waives, to the fullest extent permitted under applicable law, all rights of redemption, stay or appraisal, and all rights to require Lender to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the amounts owing under the Revolving Note, this Agreement or any of the other Loan Documents, that it has or may have under any rule of law or statute now existing or hereafter adopted.
        To exercise, to the extent permitted by applicable law, (i) all voting, consensual and other rights and powers pertaining to the Borrower's Investment Property including without limitation, the BOA Investments and BOA Collateral Accounts (whether or not transferred into the name of Lender), at any meeting of shareholders, partners, members or otherwise, and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Investment Property, as if Lender were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, reclassification, combination of shares or interest, similar rearrangement or other similar fundamental change in the structure of the applicable issuer, or upon the exercise by Borrower or Lender of any right, privilege or option pertaining to such Investment Property), and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, registrar or other designated agency upon such terms and conditions as Lender may determine, and give all consents, waivers and ratifications in respect of such Investment Property, all without liability except to account for any property actually received by it, but Lender shall have no duty to exercise any such right, privilege or option or give any such consent, waiver or ratification and shall not be responsible for any failure to do so or delay in so doing; and for the foregoing purposes, Borrower will promptly execute and deliver or cause to be executed and delivered to Lender, upon request, all such proxies and other instruments as Lender may request to enable Lender to exercise such rights and powers; AND IN FURTHERANCE OF THE FOREGOING AND WITHOUT LIMITATION THEREOF, BORROWER HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS LENDER AS THE TRUE AND LAWFUL PROXY AND ATTORNEY-IN-FACT OF BORROWER, WITH FULL POWER OF SUBSTITUTION IN THE PREMISES, TO EXERCISE AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT ALL SUCH VOTING, CONSENSUAL AND OTHER RIGHTS AND POWERS TO WHICH ANY HOLDER OF ANY INVESTMENT PROPERTY WOULD BE ENTITLED BY VIRTUE OF HOLDING THE SAME, WHICH PROXY AND POWER OF ATTORNEY, BEING COUPLED WITH AN INTEREST, IS IRREVOCABLE AND SHALL BE EFFECTIVE FOR SO LONG AS THIS AGREEMENT SHALL BE IN EFFECT.
      Borrower acknowledges that any failure to comply with its obligation regarding the Collateral, including (without limiting the generality of the foregoing) collection of the Accounts, shall cause irreparable harm to the Lender for which the Lender has no adequate remedy at law, and agrees that the Lender shall be entitled to specific performance, an injunction or other equitable relief to enforce the Borrower's obligations under this Agreement; and
      In addition to the foregoing, and not in substitution therefor, exercise any one or more of the rights and remedies exercisable by the Lender under other provisions of this Agreement, under any of the other Loan Documents, or provided by applicable law (including, without limiting the generality of the foregoing, the Uniform Commercial Code), including without limitation, generally enforcing any or all of the Borrower's rights and remedies against any Customers, provided that Lender shall be under no obligation to do so.
    Application of Proceeds. Any proceeds from the collection or sale or other disposition of the Collateral shall be applied in the following order of priority:

    First, to the payment of all expenses of collecting, storing, leasing, operating, managing, selling or disposing of the Collateral, and to the payment of all sums which the Lender may be required or may elect to pay, if any, for taxes, assessments, insurance and other charges upon such Collateral or any part thereof, and of all other payments which the Lender may be required or authorized to make under any provision of this Agreement or of any other Loan Document (including in each such case legal costs and attorneys' fees and expenses);

    Second, to the payment of all obligations on the Loan under this Agreement, and under the other Loan Documents, and to the payment of any other obligations due to the Lender, in such order as the Lender may determine in its sole discretion; and

    Third, to the payment of any surplus then remaining to Borrower, unless otherwise provided by law or directed by a court of competent jurisdiction; provided that Borrower shall be liable for any deficiency if the proceeds of the Collateral are insufficient to satisfy all obligations due to the Lender.

    Collection/Enforcement Costs. Borrower shall pay all costs and expenses incurred by Lender in connection with the enforcement or defense of its rights under this Agreement and the other Loan Documents, including without limitation, legal costs and attorneys' fees (whether or not suit is instituted), paralegal and expert witness fees and costs, and arbitration fees and costs, and in connection with the collection of any sums from Borrower.
  GUARANTY

  Without limiting the joint and several nature of the liabilities hereunder, in order to induce the Lender to extend credit to Borrower hereunder, each Borrower hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the Obligations. Each Borrower further agrees that the due and punctual payment of the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any Obligation.

  Each Borrower waives presentment to, demand of payment from and protest to any other Borrower of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of each Borrower hereunder shall not be affected by (a) the failure of Lender to assert any claim or demand or to enforce any right or remedy against any Borrower under the provisions of this Agreement or any other Loan Document or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement or any other Loan Document; (d) the failure or delay of Lender to exercise any right or remedy against any other guarantor of the Obligations; (e) the failure of Lender to assert any claim or demand or to enforce any remedy under any Loan Document or any other agreement or instrument; (f) any default, failure or delay, wilful or otherwise, in the performance of the Obligations; or (g) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of any Borrower or otherwise operate as a discharge of any Borrower as a matter of law or equity or which would impair or eliminate any right of any Borrower to subrogation.

  Each Borrower further agrees that its guarantee hereunder constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by Lender to any balance of any deposit account or credit on the books of Lender in favor of any Borrower or subsidiary or any other Person.

  The obligations of Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise.

  Each Borrower further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

  In furtherance of the foregoing and not in limitation of any other right which Lender may have at law or in equity against any Borrower by virtue hereof, upon the failure of any Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Borrower hereby promises to and will, upon receipt of written demand by the Lender, forthwith pay, or cause to be paid, to the Lender in cash an amount equal the unpaid principal amount of such Obligation.

  Upon payment by any Borrower of any sums as provided above, all rights of any Borrower against any other Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by such Borrower to the Lender.

  MISCELLANEOUS PROVISIONS.
    Additional Actions and Documents. Borrower shall take or cause to be taken such further actions, shall execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and shall obtain such consents as may be necessary or as the Lender may reasonably request in order fully to effectuate the purposes, terms and conditions of this Agreement and the other Loan Documents, whether before, at or after the closing of transactions contemplated hereby and thereby or the occurrence of an Event of Default hereunder, including without limitation, executing such documents and taking such further actions as requested by Lender to evidence or perfect the security interest(s) granted in accordance with this Agreement, to maintain a first priority security interest in the Collateral for the benefit of Lender, or to effectuate the rights of Lender hereunder.
    Expenses. Borrower shall, whether or not the transactions contemplated hereby are consummated, (i) reimburse the Lender and save the Lender harmless against liability for the payment of all out-of-pocket expenses arising in connection with: (a) the preparation, execution, delivery or filing of this Agreement or any of the Loan Documents; or (b) the administration, defense or enforcement of this Agreement or any of the Loan Documents; or (c) the preservation or exercise of any rights (including the right to collect and dispose of the Collateral) under this Agreement or any of the other Loan Documents; and (ii) pay and hold the Lender and each subsequent holder of the Revolving Note harmless from and against, any and all present and future stamp taxes or similar document taxes or recording taxes and any and all charges with respect to or resulting from any delay in paying, or failure to pay, such taxes. Without limiting the generality of the foregoing, the expenses covered by this paragraph include the Lender's legal fees, the costs of audits or examinations conducted by the Lender's employees and any arbitration fees or court costs.
    Notices. Except as may otherwise be provide herein, all notices, demands, requests or other communications provided for herein or in the other Loan Documents shall be in writing and shall be deemed to be effective one (1) day after dispatch if sent by Federal Express or any other commercially recognized overnight delivery service or two (2) days after dispatch if sent by registered or certified mail, return receipt requested and addressed as follows:

    If to Borrower:

    Varsity Group Inc.
    2677 Prosperity Avenue
    Fairfax, VA 22031

    If to Lender:

    VGI Financial Corp.
    2233 West Street
    River Grove, Illinois 60171-1895
    Attention: Dennis McMahon, General Counsel

    With copy to:

    Brooks B. Gruemmer, Esq.
    McDermott Will & Emery LLP
    227 West Monroe Street
    Chicago, IL 60606

    If the Borrower comprises more than one Person, notice to the Borrower at the address specified above in this section for Varsity Group Inc. shall constitute notice to all such Persons, and each Person signing below as the Borrower hereby irrevocably appoints Varsity Group Inc. as that Person's agent to receive notices from the Lender under this Agreement or the other Loan Documents.

    Each party may designate by notice in writing a new address to which any notice, demand, request or communication thereafter may be so given, served or sent. Each notice, demand, request or communication which is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered: (i) to the United States Postal Service, in the case of a notice given by certified mail; (ii) to Federal Express or any other commercially recognized overnight delivery service, in accordance with the terms and procedures for such delivery.

    Any notices required under the Uniform Commercial Code with respect to the sale or other disposition of the Collateral shall be deemed reasonable if mailed by the Lender to the Persons entitled thereto at their last known address at least ten (10) days prior to disposition of the Collateral and, in the case of a private sale of Collateral, need state only that the Lender intends to negotiate such a sale.

    Severability. If fulfillment of any provision of the Loan Documents or performance of any transaction related thereto, at the time such fulfillment or performance shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled or performed shall be reduced to the limit of such validity; and if any clause or provision contained in any Loan Document operates or would operate prospectively to invalidate any Loan Document, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein or therein contained, and the remainder of the Loan Documents shall remain operative and in full force and effect.
    Survival. It is the express intention and agreement of the parties hereto that all covenants, agreements, statements, representations, warranties and indemnities made by Borrower in the Loan Documents shall survive the execution and delivery of the Loan Documents and the making of all Advances and extensions of credit thereunder.
    Waivers. No waiver by the Lender of, or consent by the Lender to, a variation from the requirements of any provision of the Loan Documents shall be effective unless made in a written instrument duly executed on behalf of the Lender by its duly authorized officer, and any such waiver shall be limited solely to those rights or conditions expressly waived.
    Rights Cumulative. The rights and remedies of the Lender described in any of the Loan Documents are cumulative and not exclusive of any other rights or remedies which the Lender or the then holder of the Revolving Note otherwise would have at law or in equity or otherwise. No notice to or demand on Borrower in any case shall entitle Borrower to any other notice or demand in similar or other circumstances.
    Entire Agreement; Modification; Benefit. This Agreement, the Schedules hereto, and the other Loan Documents constitute the entire agreement of the parties hereto with respect to the matters contemplated herein, supersede all prior oral and written agreements with respect to the matters contemplated herein, and may not be modified, deleted or amended except by written instrument executed by the parties. All terms of this Agreement and of the other Loan Documents shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns; however, Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender. In the event of any conflict between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall control.
    Setoff. In addition to any rights or remedies of the Lender provided by law, upon the occurrence of any Event of Default hereunder, or any event or circumstance which, with the giving of notice or the passage of time or both, would constitute an Event of Default hereunder, the Lender is irrevocably authorized, at any time or times without prior notice to Borrower, to set off, appropriate and apply any and all deposits, credits, indebtedness or claims at any time held or owing by the Lender to or for the credit or the account of Borrower, in such amounts as the Lender may elect, against and on account of the obligations and liabilities of Borrower to the Lender hereunder or under any of the other Loan Documents, whether or not the Lender has made any demand for payment, and although such obligations and liabilities may be contingent or unmatured.
    Construction. This Agreement and the other Loan Documents, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of Maryland (excluding the choice of law rules thereof) except to the extent that the UCC provides for either (a) the application of the laws of the state in which Borrower maintains its chief executive office, (b) the application of the laws of the state in which the collateral is located, (c) the application of the laws of the state in which the Debtor is located as determined under the UCC, or (d) otherwise mandates the application of the laws of another state or jurisdiction. Each party hereto hereby acknowledges that all parties hereto participated equally in the negotiation and drafting of this Agreement and that, accordingly, no court construing this Agreement shall construe it more stringently against one party than against the other.
    Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Person may require.
    Headings. Article, section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.
    Payments. If any payment or performance of any of the obligations under this Agreement or any of the other Loan Documents becomes due on a day other than a Business Day, the due date shall be extended to the next succeeding Business Day, and interest thereon (if applicable) shall be payable at the then applicable rate during such extension.
    Execution. To facilitate execution, this Agreement and any of the other Loan Documents may be executed in as many counterparts as may be required; and it shall not be necessary that the signature of, or on behalf of, each party, or the signatures of all Persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or the signatures of the Persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement or any other Loan Document to produce or account for any particular number of counterparts; but rather any number of counterparts shall be sufficient so long as those counterparts contain the respective signatures of, or on behalf of, all of the parties hereto.
    Consent to Jurisdiction. Subject to any provision of this Agreement requiring that disputes be submitted to arbitration, the Borrower irrevocably consents to the jurisdiction of any state or federal court sitting in the State of Illinois over any suit, action, or proceeding arising out of or relating to this Agreement or the other Loan Documents. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that the Borrower may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court, or any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon the Borrower.
    Service of Process. The Borrower consents to process being served in any suit, action or proceeding by mailing a copy thereof by registered or certified mail postage prepaid, return receipt requested, to the Borrower's address specified in or designated in this Agreement. The Borrower agrees that such service (i) shall be deemed in every respect effective service of process upon the Borrower in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Borrower. Nothing in this Section shall affect the right of the Lender to serve process in any manner permitted by law, or limit any right that the Lender may have to bring proceedings against the Borrower in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
    Sale of Loan Documents; Disclosure of Information. Borrower hereby consents to and agrees that Lender may disclose to any Person any and all information connected with or related to the Loan or other Loan Documents for the purpose of selling or assigning any rights of Lender in the Loan Documents. The information which may be disclosed by Lender includes but is not limited to all Loan Documents, credit files and correspondence files and all other writings and oral communications which Lender wishes to disclose, in its sole and absolute discretion. Borrower also hereby consents to and agrees that Lender may sell or assign any rights of Lender in any or all of the Loan Documents pursuant to such terms and conditions as may be acceptable to Lender in its sole and absolute discretion, to any interested Person, and nothing in this Agreement or the other Loan Documents shall prevent, delay or otherwise impede or effect the right of Lender to immediately sell or assign any rights of Lender in the Loan Documents on such terms as it deems acceptable.
    Jurisdiction; Consent to Service of Process.
      The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of Illinois sitting in Chicago and of the United States District Court of the Northern District of Illinois, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Illinois State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.
      The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 11.18(a). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
      Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.3. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
    Releases.
      Upon full and complete satisfaction of all obligations of Borrower under this Agreement (other than contingent or indemnification obligations not then due which are to survive termination of the Agreement), including without limitation, full payment of all amounts owing under this Agreement and the other Loan Documents, and provided Lender has no further obligations under this Agreement to make any further Advance hereunder or under the other Loan Documents, this Agreement shall expire and all obligations under this Agreement (other than those which expressly survive the termination of this Agreement) shall terminate. Upon written request of Borrower, confirmation by Lender of the termination of this Agreement will be provided by Lender to Borrower following the termination of the Agreement, all at the sole cost and expense of Borrower.
      If any of the Collateral shall be sold, transferred or otherwise disposed of by Campus Outfitters Group, LLC in a transaction permitted by this Agreement, then the Lender, at the request and sole expense of Borrower, shall execute and deliver to Borrower all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of Borrower, Campus Outfitters Group, LLC shall be released from its obligations hereunder in the event that all the Equity Interests of Campus Outfitters Group, LLC shall be sold, transferred or otherwise disposed of in a transaction permitted by this Agreement.
  NO NOVATION OF EXISTING LOAN AGREEMENT
    No Novation of Existing Loan Agreement. It is the intent of the parties hereto that, from and after the Effective Date, this Agreement (i) shall re-evidence, in part, the Borrower's obligations and indebtedness under the Existing Loan Agreement, (ii) is entered into in substitution for, and not in payment of, the obligations and indebtedness of the Borrower under the Existing Loan Agreement, and (iii) is in no way intended to constitute a novation of any of the Borrower's obligations and indebtedness which were evidenced by the Existing Loan Agreement or any of the other Loan Documents (including any fee letters or Notes delivered in connection therewith). All Advances made and obligations incurred under the Existing Loan Agreement which are outstanding on the Effective Date shall continue as Loans and obligations under (and shall be governed by the terms of) this Agreement. All references herein to "hereunder," "hereof," or words of like import and all references in any other Loan Document to the "Loan Agreement" or words of like import shall mean and be a reference to the Existing Loan Agreement as amended and restated hereby (and any section references in such Loan Documents to the Existing Loan Agreement shall refer to the applicable equivalent provision set forth herein although the section number thereof may have changed).

(Signatures and Notary Acknowledgments on following pages)

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

VARSITY GROUP INC., a Delaware corporation

By: /s/ James Craig
Name: James Craig
Title: President, CEO, CFO

CAMPUS OUTFITTERS GROUP, LLC, a Delaware limited liability company

By: Varsity Group Inc., a Delaware corporation, as its sole member

By: /s/ James Craig
Name: James Craig
Title: President, CEO, CFO

VARSITYBOOKS.COM, LLC, a Delaware limited liability company

By: Varsity Group Inc., a Delaware corporation, as its sole member

By: /s/ James Craig
Name: James Craig
Title: President, CEO, CFO

COLLEGEIMPACT.COM, INC., a Delaware corporation

By: /s/ James Craig
Name: James Craig
Title: President, CEO, CFO

VGI FINANCIAL CORP.

By: /s/ Kathryn Stanton
Name: Kathryn Stanton
Title: President